UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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CHARTER ONE FINANCIAL, INC.

(Name of Registrant as Specified in Its Charter)

N/ A

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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1215 Superior Avenue
Cleveland, Ohio 44114

Dear Stockholder:

      On May 4, 2004, we entered into a merger agreement with Citizens Financial Group, Inc. and The Royal Bank of Scotland Group plc, the indirect parent company of Citizens. If the merger is completed, each of your shares of Charter One common stock will be converted into the right to receive $44.50 in cash. This price represents a premium of 24.7% over the closing price of Charter One common stock on May 3, 2004, the last trading day before the merger was publicly announced, a premium of 28.5% over the average price of Charter One common stock for the 30 trading days prior to May 4, 2004, and a premium of 17.2% over the highest closing stock price ever reported for Charter One common stock. Receipt of the merger consideration will be a taxable transaction for federal income tax purposes.

      We will hold a special meeting of stockholders of Charter One at the Forum Conference Center, 1375 East Ninth Street, Cleveland, Ohio, on Monday, August 23, 2004, at 11:00 a.m. Eastern time. At the special meeting, we will ask you to approve and adopt this merger agreement. Your vote is important. We cannot complete the merger unless the holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the special meeting approve and adopt the merger agreement. Whether or not you plan to attend the special meeting in person, please submit your proxy without delay. You can vote your shares prior to the special meeting by telephone, on the Internet or by mail with a proxy card, in each case, in accordance with the instructions on the proxy card regarding each of these voting options. Voting by any of these three methods will ensure that you are represented at the special meeting even if you are not there in person. We encourage you to read the accompanying proxy statement carefully because it explains the proposed merger, the documents related to the merger and other related matters.

      Our board of directors has unanimously determined that the merger is advisable, fair to and in the best interests of Charter One and our stockholders. Accordingly, the board has unanimously approved and adopted the merger agreement and unanimously recommends that you vote “FOR” the approval and adoption of the merger agreement at the special meeting.

      We are very excited about the merger and I join the other members of the board of directors in recommending that you vote for the approval and adoption of the merger agreement. After you have reviewed the enclosed materials, please vote by telephone, Internet or proxy card as soon as you can.

Sincerely,

Charles John Koch
Chairman of the Board,
President and Chief Executive Officer

      This proxy statement is dated July 9, 2004 and is first being mailed to stockholders on or about July 16, 2004.

CHARTER ONE FINANCIAL, INC.

1215 Superior Avenue
Cleveland, Ohio 44114

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On August 23, 2004

      NOTICE IS HEREBY GIVEN THAT a special meeting of stockholders of Charter One Financial, Inc. will be held at the Forum Conference Center, 1375 East Ninth Street, Cleveland, Ohio, on Monday, August 23, 2004, at 11:00 a.m. Eastern time to consider and vote upon (1) a proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 4, 2004, by and among Charter One, Citizens Financial Group, Inc., Cardinal Acquisition Corp., a wholly owned subsidiary of Citizens, and, solely with respect to certain provisions of the merger agreement, The Royal Bank of Scotland Group plc, a public limited liability company incorporated under the laws of Scotland and the indirect parent of Citizens, pursuant to which Charter One will become a subsidiary of Citizens, and each share of Charter One common stock, par value $0.01 per share, outstanding immediately prior to the merger (other than shares owned by Charter One for its own account or by Citizens or any of Citizens’ subsidiaries for their own account, which will be cancelled, and shares for which appraisal rights have been properly exercised under Delaware law) will be converted into the right to receive $44.50 in cash and (2) a proposal to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement.

      Only stockholders who held shares of record as of the close of business on July 1, 2004 are entitled to receive notice of and to vote at the special meeting or any adjournment or postponement of the meeting. Whether or not you plan to attend the special meeting in person, please submit your proxy as soon as possible. You can vote your shares prior to the special meeting by telephone, on the Internet or by mail with a proxy card, in each case, in accordance with the instructions on the proxy card regarding each of these voting options. Voting by any of these three methods will ensure that you are represented at the special meeting even if you are not there in person. A list of Charter One stockholders entitled to vote at the special meeting will be available for examination, for any purpose germane to the special meeting, at the main office of Charter One during ordinary business hours for at least ten days prior to the special meeting, as well as at the special meeting.

      You may revoke a proxy at any time before we vote it at the special meeting. You may do so by executing and returning a proxy card dated later than the previous one, by properly submitting a later proxy via telephone or the Internet, by attending the special meeting and casting your vote by ballot at the special meeting or by submitting a written revocation to our Corporate Secretary before we take the vote at the special meeting. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies. If your bank or brokerage firm allows you to vote by telephone or the Internet, you may be able to change your vote by voting again by the telephone or the Internet.

      Charter One stockholders who do not wish to accept the merger consideration for their shares may dissent from the merger and exercise appraisal rights for those shares, subject to the requirements of Delaware law.

By Order of the Board of Directors

Charles John Koch
Chairman of the Board,
President and Chief Executive Officer

Cleveland, Ohio

July 9, 2004

ADDITIONAL INFORMATION

      This document incorporates important business and financial information about Charter One from documents that are not included in or delivered with this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from Charter One Financial, Inc., Investor Relations Department, 1215 Superior Avenue, Cleveland, Ohio 44114, telephone: (800) 262-6301.

      You will not be charged for any of these documents that you request. If you wish to request documents, you should do so by August 16, 2004 in order to receive them before the special meeting. See “Where You Can Find More Information” on page 38.

i

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:	When and where is the special meeting of our stockholders?

A:	The special meeting of stockholders will take place at the Forum Conference Center, 1375 East Ninth Street, Cleveland, Ohio, on Monday, August 23, 2004, at 11:00 a.m. Eastern time.

Q.	What matters will we be asked to vote on at the special meeting?

A.	At the special meeting, you will be asked:

•	to approve and adopt the merger agreement; and

•	to approve a proposal to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement.

Q.	What is the required vote to approve and adopt the merger agreement?

A.	In order to approve and adopt the merger agreement, holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the special meeting must approve the merger agreement. Each share of our common stock is entitled to one vote.

Q.	Who may vote at the special meeting?

A.	Only holders of record of Charter One common stock as of the close of business on July 1, 2004 may vote at the special meeting. As of July 1, 2004, there were 224,602,895 shares of Charter One common stock outstanding and entitled to vote.

Q.	What do I need to do now?

A.	After carefully reading and considering the information contained in this proxy statement, please vote your shares as soon as possible. You may vote your shares prior to the special meeting by signing and returning the enclosed proxy card. If you are a registered holder of shares, you may also vote by telephone or the Internet by following the instructions on the proxy card. If you hold your shares in “street name,” in other words if you hold your shares through a bank, brokerage firm or nominee, you must vote in accordance with the instructions on the voting instruction card that your bank, brokerage firm or nominee provides to you.

Q.	If my shares are held in “street name” by my bank, brokerage firm or nominee, will my broker automatically vote my shares for me?

A.	No. Your bank, brokerage firm or nominee cannot vote your shares without instructions from you. You should instruct your bank, brokerage firm or nominee as to how to vote your shares, following the instructions contained in the voting instruction card that your bank, broker or nominee provides to you.

Q.	How is Charter One common stock held in the Charter One Retirement Savings Plan voted?

A.	If you are an employee or former employee of Charter One who owns shares of Charter One common stock under Charter One’s Retirement Savings Plan, you will be furnished a separate voting direction form by the plan trustee, American Express Trust Co. The trustee will vote shares of Charter One common stock allocated to your account under the Retirement Savings Plan on the voting record date. The trustee will vote your shares in accordance with the directions you give when you complete and return your voting direction form to the trustee, or give your instructions by telephone or Internet. The trustee will cast your vote in a manner that will protect your voting privacy. If you do not give voting instructions or your instructions are unclear, the trustee will vote the shares of Charter One common stock held in your account under the Retirement Savings Plan as it determines in its sole discretion.

Q.	What if I abstain from voting or fail to instruct my broker?

A.	Abstaining from voting or failing to instruct your bank, brokerage firm or nominee to vote your shares will have the same effect as a vote against the merger.

Q.	Should I send in my stock certificates now?

A.	No. After we complete the merger, you will receive written instructions for returning your

Charter One stock certificates. These instructions will tell you how and where to send in your certificates in order to receive the merger consideration.

Q.	What if I object to the merger?

A.	Under applicable Delaware law, you have the right to seek appraisal of the fair value of your Charter One common stock as may be determined by the Delaware Court of Chancery if the merger is completed. However, you must follow the procedures under Delaware law explained in this proxy statement in order to do so. In order to preserve your appraisal rights, Delaware law requires, among other things, that you do not vote in favor of the approval and adoption of the merger agreement at the special meeting.

Q.	Who can help answer my questions?

A.	If you have questions about the special meeting or the merger after reading this proxy statement, you should contact our Investor Relations Department at 1215 Superior Avenue, Cleveland, Ohio 44114, telephone: (800) 262-6301.

SUMMARY

      This summary highlights selected information from this proxy statement about the proposed merger and may not contain all of the information that is important to you as a Charter One stockholder. Accordingly, we encourage you to read carefully this entire document, including the appendices, and the other documents to which we refer you.

The Merger (page 24)

      Subject to the terms and conditions of the merger agreement, a wholly owned subsidiary of Citizens will merge with and into Charter One. As a result of the merger, Charter One will become a wholly owned subsidiary of Citizens.

What You will Receive if the Merger is Completed (page 24)

      If we complete the merger, you will receive $44.50 in cash for each share of our common stock that you hold, unless you do not vote in favor of the merger and you properly perfect your appraisal rights under Delaware law. No interest will be paid on the cash merger consideration.

Receipt of Merger Consideration will be Taxable for Federal Income Tax Purposes (page 19)

      The receipt of cash in the merger by holders of our common stock will be a taxable transaction for federal income tax purposes (and may also be a taxable transaction under applicable state, local, foreign and other tax laws). The cash merger consideration will be taxable to you when received or accrued, in accordance with your regular method of income tax accounting. For federal income tax purposes, if you are a cash method taxpayer, you will be considered to have received the cash when your ability to receive it is no longer subject to any substantial limitations or restrictions, as will be the case when you have received the letter of transmittal following completion of the merger. Please refer to the section entitled “THE MERGER — Material Federal Income Tax Consequences” on pages 19 through 20 of this proxy statement for a more detailed explanation of the material federal income tax consequences of the merger. We urge you to consult your own tax advisors to determine the particular tax consequences to you (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for our common stock pursuant to the merger.

The Charter One Board of Directors Recommends that Stockholders Vote “FOR” the Merger (page 12)

      Your board of directors has determined, by a unanimous vote, that the merger agreement and the merger are advisable, fair to and in the best interests of Charter One and its stockholders, and has unanimously approved and adopted the merger agreement and the merger. Your board recommends that you vote “FOR” approval and adoption of the merger agreement at the special meeting.

Lehman Brothers Provided an Opinion to the Charter One Board of Directors that the Merger Consideration Was Fair From a Financial Point of View to Charter One Stockholders (page 13 and Appendix B)

      Lehman Brothers Inc. has given an opinion to our board of directors that, as of May 4, 2004 (the date the merger agreement was executed) and based upon and subject to the assumptions, conditions, limitations and other matters set forth in that opinion, the $44.50 in cash per share to be received by the holders of our common stock pursuant to the merger was fair from a financial point of view to the holders of our common stock. We include the full text of Lehman Brothers’ written opinion in Appendix B to this proxy statement. We urge you to read the Lehman Brothers opinion carefully and in its entirety.

Conditions to the Merger and Expected Timing (page 30)

      The completion of the merger depends on a number of conditions being satisfied or waived, including approval of the merger agreement by the holders of a majority of the outstanding shares of Charter One common stock entitled to vote at the special meeting, as well as receipt of regulatory approvals.

      We expect to complete the merger shortly after all of the conditions to the merger have been satisfied or waived. We currently expect to complete the merger in the fourth quarter of 2004, but we cannot be certain when or if the conditions will be satisfied or waived.

The Merger Agreement may be Terminated under Some Circumstances (page 30)

      We and Citizens may mutually agree to terminate the merger agreement at any time without completing the merger, even after we receive stockholder approval.

      In addition, either party may terminate the merger agreement and abandon the merger if:

•	we do not complete the merger by May 1, 2005;

•	any order permanently restraining, enjoining or otherwise prohibiting the merger becomes final and nonappealable or any denial of a regulatory application necessary to complete the merger becomes final and nonappealable;

•	any U.S. law or regulation makes the merger illegal;

•	our stockholders do not approve and adopt the merger agreement in accordance with Delaware law; or

•	the other party to the merger agreement materially breaches its representations or agreements such that the related closing conditions cannot be satisfied by May 1, 2005;

except that, in the case of the first two bullet points above, the party seeking to terminate the merger agreement cannot terminate if it has breached its obligations under the merger agreement in any manner that has resulted in the failure of the applicable closing condition.

      In addition, Citizens may terminate the merger agreement and abandon the merger if:

•	our board of directors withdraws or adversely modifies in a manner adverse to Citizens its approval of the merger agreement or its recommendation to our stockholders to approve and adopt the merger agreement and the merger; or

•	our board approves, recommends or endorses a competing acquisition proposal or fails to call a stockholder meeting or hold the required stockholder vote in accordance with the terms of the merger agreement.

We May be Obligated to Reimburse Citizens for its Expenses Relating to the Merger and to Pay a Termination Fee Under Some Circumstances (page 31)

      We must reimburse Citizens for all charges and expenses relating to the merger up to a maximum amount of $40 million if any person publicly makes an acquisition proposal or publicly announces an intention to make an acquisition proposal for Charter One and thereafter the merger agreement is terminated because:

•	our stockholders fail to approve and adopt the merger agreement at the special meeting or any adjournment of the special meeting; or

•	our board of directors withdraws or adversely modifies its recommendation of the merger; approves, recommends or endorses any other acquisition proposal; or materially breaches its obligations to hold the special meeting or the vote of our stockholders to consider the approval and adoption of the merger agreement.

      In addition, under those circumstances, we must pay to Citizens an aggregate termination fee of $500 million if, within 15 months of termination, we enter into an agreement providing for, or complete, a competing stock sale, asset sale or other competing business combination.

Our Directors and Executive Officers have Financial Interests in the Merger that are Different From Your Interests (page 21)

      Our executive officers and directors have financial interests in the merger that are different from, or in addition to, the interests of our stockholders. These interests include:

•	the rights of some of the Charter One executive officers who are currently party to employment agreements with Charter One or current participants in Charter One plans to receive severance payments and/or benefits in connection with the merger;

•	the rights of the Charter One executive officers and directors in respect of outstanding stock options and compensatory stock unit awards under the Charter One equity-based plans, which options and awards will vest and be cancelled upon completion of the merger in exchange for consideration based on the $44.50 per share merger price; and

•	a consulting agreement between Mr. Charles J. Koch and Citizens that provides him with payments for consulting services provided during the three-year period following completion of the merger and the reimbursement of related expenses, and under which he will serve as a member of the board of directors of The Royal Bank of Scotland Group plc, non-executive Chairman of Charter One’s affiliated bank for the midwestern region of the United States and as Vice Chairman of the Board of Directors of Citizens during that period.

      Also, following completion of the merger, Citizens will indemnify and provide directors’ and officers’ insurance for the directors and officers of Charter One for customary events occurring at or prior to the merger, including those that are related to the merger agreement.

      In addition, the merger agreement provides that each of our non-employee directors will be allowed to direct to charitable organizations or tax exempt entities up to $180,000 of the $40 million to be contributed by Charter One to Citizens’ charitable foundation for the benefit of the markets served by Charter One.

Regulatory Matters (page 20)

      We and the other parties to the merger agreement have agreed to use our reasonable best efforts to obtain all regulatory approvals and provide all notices necessary, proper or advisable to complete the transactions contemplated by the merger agreement. These approvals include the approval of the Board of Governors of the Federal Reserve System and the Massachusetts Board of Bank Incorporation, and the required notices include notices to various other state regulatory authorities and self-regulatory organizations. The filing of these applications and notices has been, or will promptly be, completed. Although we do not know of any reason why these regulatory approvals cannot be obtained in a timely manner, we cannot be certain when or if they will be obtained or what conditions these approvals might include.

Charter One Stockholders have Appraisal Rights in the Merger (page 32 and Appendix C)

      Under Delaware law, in the event the merger is completed and you do not vote to approve and adopt the merger agreement and you comply with the other statutory requirements of the Delaware General Corporation Law, you may elect to receive, in cash, the judicially determined fair value of your shares of our common stock, with interest, in lieu of the merger consideration.

THE COMPANIES

Charter One Financial, Inc.
1215 Superior Avenue
Cleveland, Ohio 44114
(216) 566-5300

      Charter One Financial, Inc., a Delaware corporation, is registered as a bank holding company and a financial holding company. Charter One had approximately $41 billion in total assets as of March 31, 2004, making it one of the 25 largest bank holding companies in the country based on assets. Charter One has more than 616 banking center locations in Ohio, Michigan, New York, Illinois, Massachusetts, Vermont, Indiana, Connecticut, and Pennsylvania. Our diverse product set includes: consumer banking, indirect auto finance, commercial leasing, business lending, commercial real estate lending, mortgage banking, and retail investment products. Additional information about Charter One and its subsidiaries is included in documents incorporated by reference in this proxy statement. See “Where You Can Find More Information” on page 38.

Citizens Financial Group, Inc.

One Citizens Plaza
Providence, Rhode Island 02903
(401) 456-7000

      Citizens Financial Group, Inc. is a Delaware corporation and a commercial bank holding company with approximately $78 billion in total assets as of March 31, 2004. It is headquartered in Providence, Rhode Island, and has more than 880 offices, approximately 1,650 ATMs and more than 15,500 employees in seven states. It operates as Citizens Bank in Connecticut, Delaware, Massachusetts, New Hampshire, New Jersey, Pennsylvania and Rhode Island. Citizens is the second largest commercial banking organization in New England and the 13th largest commercial banking organization in the United States measured by deposits. Citizens provides a full range of retail and corporate banking services, including personal banking, residential mortgages and home equity loans. In addition, Citizens engages in a wide variety of commercial loans (including real estate), consumer lending, credit card services, trust services and retail investment services. Citizens also operates subsidiaries primarily engaged in equipment lease financing. Citizens is an indirect 100% owned subsidiary of The Royal Bank of Scotland Group plc.

      Cardinal Acquisition Corp. is a Delaware corporation and a wholly owned subsidiary of Citizens. Cardinal Acquisition Corp. was formed solely for the purpose of facilitating Citizens’ acquisition of Charter One and has not carried on any activities to date other than those incident to its formation and the negotiation and execution of the merger agreement. Its principal executive offices are located at the same address as Citizens’ principal executive offices.

The Royal Bank of Scotland Group plc

42 St. Andrew Square
Edinburgh EH2 2YE, Scotland
+44 131 556 8555

      The Royal Bank of Scotland Group plc (which we refer to in this document as “The Royal Bank of Scotland Group”) is a public limited company incorporated in Scotland which is listed on the London Stock Exchange and is the holding company of one of the world’s largest banking and financial services groups, with a market capitalization of £49 billion (approximately $87 billion based on the exchange rate on December 31, 2003) at the end of 2003. Headquartered in Edinburgh, Scotland, The Royal Bank of Scotland Group operates in the United Kingdom and internationally through its two principal subsidiaries, The Royal Bank of Scotland plc (which we refer to in this document as the “Royal Bank”) and National Westminster Bank Plc (which we refer to in this document as “NatWest”). Both the Royal Bank and NatWest are major United Kingdom clearing banks whose origins go back over 275 years. The Royal Bank of Scotland Group has a large and diversified customer base and provides a wide range of products and services to personal, commercial and large corporate and institutional customers. In addition to Citizens, The Royal Bank of Scotland Group’s activities are organized in the following business divisions:

•	Corporate Banking and Financial Markets. This division is the largest provider of banking services to medium and large businesses in the United Kingdom. It provides an integrated range of products and services to mid-sized and large corporate and institutional customers in the United Kingdom and internationally. These services include corporate and commercial banking, treasury and capital markets products, structured and leveraged finance, trade finance, leasing and factoring.

•	Retail Banking. This division comprises both the Royal Bank and NatWest retail brands. It offers a full range of banking products and related financial services to the personal, premium and small business markets.

•	Retail Direct. This division offers financial services and banking products to customers through a range of direct channels. It issues a comprehensive range of credit, charge and debit cards to personal and corporate customers and engages in merchant acquisition and processing facilities for retail businesses.

•	Manufacturing. This division supports The Royal Bank of Scotland Group’s customer-facing divisions and provides operational technology, customer support in telephony, account management and money transmission, and global purchasing, property and other services.

•	Wealth Management. This division comprises various private banking subsidiaries and offshore banking businesses.

•	RBS Insurance. This division comprises various companies that sell and underwrite retail and wholesale general insurance via the telephone, the internet and a network of brokers in the United Kingdom and internationally.

•	Ulster Bank. The Ulster Bank group provides a comprehensive range of retail and wholesale financial services in Northern Ireland and the Republic of Ireland through its network of Ulster Bank and First Active branches.

THE SPECIAL MEETING

The Proposal

      This proxy statement is being furnished to Charter One stockholders in connection with the solicitation of proxies by the Charter One board of directors for use at a special meeting to be held at the Forum Conference Center, 1375 East Ninth Street, Cleveland, Ohio, on Monday, August 23, 2004, at 11:00 Eastern time. The purpose of the special meeting is for you to consider and vote upon a proposal to adopt and approve the Agreement and Plan of Merger, by and among Charter One, Citizens, a wholly owned subsidiary of Citizens and, solely with respect to certain provisions of the merger agreement, The Royal Bank of Scotland Group, which provides for the merger of that Citizens’ subsidiary with and into Charter One. A copy of the merger agreement is attached as Appendix A to this proxy statement. This proxy statement and the enclosed form of proxy are first being mailed to Charter One stockholders on or about July 16, 2004. You also will be asked to vote on a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the merger proposal.

Record Date and Voting

      The holders of record of Charter One common stock as of the close of business on the record date, which was July 1, 2004, are entitled to receive notice of, and to vote at, the special meeting. On the record date, there were 224,602,895 shares of Charter One common stock outstanding.

      The holders of a majority of the shares of Charter One common stock that were outstanding on the record date, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Any shares of Charter One common stock held in treasury by Charter

One or by any of its subsidiaries are not considered to be outstanding for purposes of determining a quorum. In accordance with Delaware law, abstentions and properly executed broker non-votes will be counted as shares present and entitled to vote for the purposes of determining a quorum. “Broker non-votes” result when the beneficial owners of shares of common stock do not provide specific voting instructions to their brokers. Under the rules of the New York Stock Exchange, brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters such as the merger proposal, and, thus, absent specific instructions from the beneficial owner of those shares, brokers are not empowered to vote the shares with respect to the approval of those proposals.

Required Vote

      Each share of Charter One common stock that was outstanding on the record date entitles the holder to one vote at the special meeting. Completion of the merger requires the adoption and approval of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of Charter One common stock entitled to vote at the special meeting. Because the vote is based on the number of shares of Charter One common stock outstanding rather than on the number of votes cast, failure to vote your shares (including as a result of broker non-votes), and votes to abstain, are effectively votes against the merger. Record holders may vote their shares of Charter One common stock in any of four ways:

•	by completing and returning the enclosed proxy card by mail;

•	by appointing a proxy to vote your shares through the Internet, as outlined on the enclosed proxy card;

•	by appointing a proxy to vote your shares by telephone, as outlined on the enclosed proxy card; or

•	by appearing and voting in person by ballot at the special meeting.

      Regardless of whether you plan to attend the special meeting, you should vote your shares by proxy as described above as promptly as possible.

      If you hold your shares through a bank, brokerage firm or nominee, you must vote in accordance with the instructions on the voting instruction card that your bank, brokerage firm or nominee provides to you. You should instruct your bank, brokerage firm or nominee as to how to vote your shares, following the directions contained in such voting instruction card.

      As of the record date, our executive officers and directors owned an aggregate of approximately 8,613,026 shares of Charter One common stock, entitling them to exercise approximately 3.8% of the voting power of Charter One common stock entitled to vote at the special meeting. These executive officers and directors have indicated that they intend to vote in favor of the proposals.

Proxies; Revocation

      If you vote your shares of Charter One common stock by signing a proxy, your shares will be voted at the special meeting as you indicate on your proxy card. If no instructions are indicated on your signed proxy card, your shares of Charter One common stock will be voted “FOR” the approval and adoption of the merger agreement and “FOR” the proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the merger proposal. If you vote your shares of Charter One common stock through the Internet or by telephone, your shares will be voted at the special meeting as instructed.

      You may revoke your proxy at any time before the proxy is voted at the special meeting. A proxy may be revoked prior to the vote at the special meeting in any of three ways:

•	by delivering a written revocation dated after the date of the proxy that is being revoked to the Corporate Secretary of Charter One at 1215 Superior Avenue, Cleveland, Ohio 44114;

•	by delivering a later-dated proxy relating to the same shares to the Corporate Secretary of Charter One by mail, telephone or Internet; or

•	by attending the special meeting and voting in person by ballot.

      Attendance at the special meeting will not, in itself, constitute revocation of a previously granted proxy. If you do not hold your shares of Charter One common stock in your own name, you may revoke or change a previously given proxy by following the instructions provided by the bank, brokerage firm, nominee or other party that is the registered owner of the shares.

      Charter One will pay the costs of soliciting proxies for the special meeting. Our officers, directors and employees may solicit proxies by telephone, mail, the Internet or in person. However, they will not be paid any additional amounts for soliciting proxies. We will also request that individuals and entities holding shares in their names, or in the names of their nominees, that are beneficially owned by others, send proxy materials to and obtain proxies from those beneficial owners, and will reimburse those holders for their reasonable expenses in performing those services. We have retained Georgeson Shareholder Communications, Inc. to assist us in the solicitation of proxies, and will pay fees of up to $15,000, plus reimbursement of out-of-pocket expenses.

THE MERGER

Background of the Merger

      The Charter One board of directors has periodically discussed and reviewed Charter One’s business, strategic direction, performance and prospects in the context of developments in the financial services industry and the competitive landscape in the markets in which Charter One operates and elsewhere. The Charter One board of directors has also at times discussed with senior management various potential strategic alternatives involving possible acquisitions or business combinations that could complement and enhance the company’s competitive strengths and strategic position. In this regard, the management of Charter One has from time to time communicated informally with representatives of other financial institutions regarding industry trends and issues, their respective companies’ strategic direction and the potential benefits and issues arising from potential business combination or other strategic transactions.

      On August 19, 2003, the Charter One board of directors held a meeting at which it conducted its regular periodic review of the company’s strategic outlook. This review included, among other things, a discussion of potential growth and other business strategies. At the conclusion of this meeting, the board determined that the company should continue to focus on potential business strategies in future meetings, and directed management to update the board regarding any informal discussions with any other financial institutions regarding potential strategic opportunities that might occur from time to time. This strategic review continued through the fall and winter of 2003.

      During the first two months of 2004, the Charter One board and senior management continued to review potential strategic options. During this period, the Charter One board noted, among other things, that the financial services industry was experiencing heightened levels of consolidation activity, and that the potential for further strategic acquisitions by Charter One — a strategy that the company had historically employed successfully — was becoming more limited. The Charter One board also noted that management had been informally approached on various occasions in the past regarding the possibility of a strategic business combination transaction. In light of these and other various factors, including the continuing strategic discussions regarding the long term prospects for Charter One, the diminishing potential for growth by Charter One through acquisitions and the various informal discussions with other institutions, the board determined in February to begin working with Lehman Brothers to assist it in its review of potential strategies to enhance stockholder value.

      On March 1, 2004, the Charter One board held a meeting at which representatives of Lehman Brothers and Charter One’s management reviewed with the Charter One board the current financial services environment, including continued consolidation and trends in the mergers and acquisitions market, various potential strategic options, including possible acquisition opportunities and merger partners and financial and other information relating to Charter One. At this meeting management and Lehman Brothers also reviewed with the Charter One board the potential impact of the current financial services environment and potential business strategies on Charter One’s business, performance, prospects and strategic options. Following this meeting, the Charter One board determined that senior management, with the assistance of Lehman Brothers, should continue existing informal discussions and, in addition, should contact other potential merger partners to explore their interest in a possible transaction with Charter One.

      Over the course of the next two months, Lehman Brothers and management contacted several financial institutions. Charter One entered into confidentiality agreements with some of these institutions and exchanged information relating to the companies. Senior management periodically updated the board regarding the status of these discussions and the efforts of Lehman Brothers and senior management in exploring the potential interest of other institutions regarding a possible transaction.

      Among the institutions with which Charter One discussed the possibility of a transaction was The Royal Bank of Scotland Group and its subsidiary, Citizens. Following the expression of interest by The Royal Bank of Scotland Group and Citizens in a potential transaction, the companies commenced discussions and negotiations with a view towards determining whether a transaction was advisable. These discussions and negotiations included discussions and negotiations among Charter One management and its financial advisor, on the one hand, and the management of The Royal Bank of Scotland Group and Citizens, on the other hand, and addressed various matters including the form and amount of merger consideration. As a result of the discussions and negotiations between the parties, the parties determined that, subject to due diligence and negotiation of the definitive transaction documentation, they were tentatively prepared to proceed with an all cash transaction in which each outstanding share of Charter One common stock would be exchanged for $44.50 per share in cash.

      On April 30, 2004, the Charter One board held a meeting to review with Charter One management and Lehman Brothers the results of the discussions with The Royal Bank of Scotland Group and Citizens. At this meeting, management and Lehman Brothers also reviewed and updated the board on the status of discussions with other financial institutions regarding a possible transaction. At the conclusion of this meeting, the Charter One board preliminarily determined that a transaction with The Royal Bank of Scotland Group and Citizens on the terms that had been discussed presented the best opportunity for maximizing stockholder value and would be in the best interests of the Charter One stockholders. The Charter One board therefore directed management and its advisors to continue to pursue a potential transaction with The Royal Bank of Scotland Group and Citizens.

      Following the April 30 board meeting, The Royal Bank of Scotland Group and Citizens conducted their due diligence investigation of Charter One, and legal counsel to Citizens and Charter One began to draft and discuss definitive documentation with respect to the proposed merger. In addition, The Royal Bank of Scotland Group and Citizens discussed with Mr. Charles J. Koch the possibility of his continuing as a consultant to the combined company and serving as a Vice Chairman of the Board of Directors of Citizens, non-executive Chairman of Citizens’ midwestern banking business and as a member of the board of directors of The Royal Bank of Scotland Group. Negotiations between Charter One, The Royal Bank of Scotland Group, Citizens and their respective advisors concerning the final terms of the proposed merger, merger agreement and related documentation continued through May 4.

      On May 4, 2004, the board of directors of Charter One held a special meeting. Mr. Koch and other members of senior management, together with Charter One’s financial and legal advisors, reviewed with the board of directors the terms of the proposed transaction with Citizens and various key factors relating to the proposed merger, including those discussed below under “— Charter One’s Reasons for the Merger; Recommendation of the Charter One Board of Directors.” Mr. Koch and other members of senior management also reviewed prior discussions regarding strategic alternatives and the efforts of Lehman Brothers and management in soliciting other indications of interest in a possible transaction with Charter One. Mr. Koch and Lehman Brothers also reviewed financial, operating and business information relating to The Royal Bank of Scotland Group and Citizens, noting among other things that Citizens had proven acquisition and integration experience, had substantial capacity for financing the proposed transaction and that The Royal Bank of Scotland Group would be jointly and severally liable with Citizens for the payment of the cash merger consideration.

      In addition, Lehman Brothers discussed a range of matters, including the amount and form of the merger consideration, the structure of the transaction, business and financial information regarding the parties, Charter One’s historical stock price performance, valuation methodologies and analyses and the other matters set forth in “Opinion of Charter One’s Financial Advisors.” After this discussion, Lehman Brothers rendered to the Charter One board of directors its opinion that, as of the date of the meeting and based upon and subject to the considerations described in its opinion, the proposed $44.50 cash merger consideration was fair, from a financial point of view, to holders of Charter One common stock. Representatives of Wachtell, Lipton, Rosen & Katz, together with a representative of Silver, Freedman & Taff, L.L.P., then discussed with the Charter One Board of Directors matters relating to the proposed merger and related agreements, including the legal standards applicable to its decisions and actions with respect to the proposed transactions, the legal terms of the proposed merger and related agreements, including the consulting agreement with Mr. Koch, matters related to the employees of Charter One and anticipated transaction timing and other transaction-related matters.

      Following these presentations, the Charter One board meeting continued with discussions and questions among the members of the Charter One board, management and Charter One’s legal and financial advisors. After further discussion, and taking into consideration the factors described under “— Charter One’s Reasons for the Merger; Recommendation of the Charter One Board of Directors,” the Charter One board determined that the proposed merger with Citizens presented the best potential opportunity and strategic transaction for Charter One and its stockholders and was advisable and in the best interests of Charter One and its stockholders, and the Charter One board unanimously approved and adopted the merger agreement with Citizens.

      Following approval of the Charter One board late in the afternoon, and the approvals of the boards of directors of The Royal Bank of Scotland Group and Citizens, on May 4, the parties executed the definitive transaction agreements and publicly announced the transaction by joint press release.

Charter One’s Reasons for the Merger; Recommendation of the Charter One Board of Directors

      The Charter One board of directors reviewed and discussed the transaction with Charter One’s management and its financial and legal advisors in determining that the merger is fair to, and in the best interests of, Charter One and its stockholders. In reaching its conclusion to approve and adopt the merger agreement, the Charter One board of directors considered a number of factors, including the following:

•	the board’s understanding of, and the presentations of our management and financial advisor regarding, our business, operations, management, financial condition, earnings and prospects;

•	the board’s knowledge of the current and prospective environment in which Charter One operates, including national and local economic conditions, the competitive environment, the trend toward consolidation in the financial services industry and the likely effect of these factors on our potential growth, development, productivity, profitability and strategic options;

•	the board’s view that the size of the institution and related economies of scale, as well as diversification of product offerings, beyond the level it believed to be reasonably achievable on an independent basis, was becoming increasingly important to continued success in the current financial services environment;

•	the review by the Charter One board of directors with its legal and financial advisors of the structure of the merger and the financial and other terms of the merger agreement, including the cash merger price of $44.50 per share;

•	the current and historical market prices of our common stock, and the current and historical market prices of our common stock relative to those of other industry participants and general market indices, including the fact that the cash merger price of $44.50 per share represents a premium of 24.7% over the closing price of our common stock on May 3, 2004, the last trading day prior to the public announcement of the merger agreement, a premium of 28.5% over the average price of Charter One common stock for the 30 trading days prior to May 4, 2004, and a premium of 17.2% over the highest closing stock price ever reported for Charter One common stock;

•	the fact that the merger consideration consists solely of cash, is not subject to any financing conditions, and The Royal Bank of Scotland Group is jointly and severally liable with Citizens for the payment of the merger consideration;

•	the likelihood that the merger will be completed, including the likelihood that the regulatory and stockholder approvals needed to complete the merger will be obtained;

•	the fact that Charter One will contribute $40 million to Citizens’ charitable foundation for the benefit of the markets served by Charter One;

•	management’s view that the merger will allow for enhanced products and opportunities for our clients and customers, and management’s view that the limited overlap between our companies will minimize the impact of the merger on our employees; and

•	the financial information and analyses presented by Lehman Brothers to the board of directors, and Lehman Brothers’ opinion, as of May 4, 2004, based upon and subject to the assumptions, conditions, limitations and other matters set forth in its opinion, that the $44.50 in cash per share to be received by the holders of our common stock pursuant to the merger was fair from a financial point of view to the holders of our common stock (see “— Opinion of Charter One’s Financial Advisor”).

      Our board also considered potential risks relating to the merger, including the following:

•	The fact that the all-cash price would not allow our stockholders to participate in any of the synergies created by the merger or in any future growth of the combined entity and will be taxable to our stockholders upon completion of the merger;

•	the challenges associated with seeking the regulatory approvals required to complete the merger in a timely manner;

•	the risks and costs to us if the merger is not completed, including the diversion of management and employee attention, potential employee attrition and the potential effect on business and customer relationships;

•	the fact that some of our officers and directors have interests in the merger described under “— Interests of Certain Persons in the Merger” that are in addition to their interests as Charter One stockholders;

•	the requirement that we conduct our business in the ordinary course and the other restrictions on the conduct of our business prior to completion of the merger, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the merger;

•	the requirement that we submit the merger agreement to our stockholders even if our board withdraws its recommendation; and

•	the fact that a termination fee is payable to Citizens under specified circumstances.

      The discussion of the information and factors considered by the Charter One board is not exhaustive, but includes all material factors considered by the Charter One board. In view of the wide variety of factors considered by the Charter One board in connection with its evaluation of the merger and the complexity of these matters, the Charter One board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. The Charter One board evaluated the factors described above, including asking questions of Charter One management and Charter One’s legal and financial advisors, and reached the unanimous decision that the merger was in the best interests of Charter One and Charter One’s stockholders. In considering the factors described above, individual members of the Charter One board of directors may have given different weights to different factors. The Charter One board of directors considered these factors as a whole, and overall considered them to be favorable to, and to support, its determination. It should be noted that this explanation of the Charter One board’s reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “FORWARD-LOOKING STATEMENTS.”

      The Charter One board of directors determined that the merger, the merger agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of Charter One and its stockholders. Accordingly, the Charter One board of directors unanimously approved and adopted the merger agreement and unanimously recommends that Charter One stockholders vote “FOR” the approval and adoption of the merger agreement.

Opinion of Charter One’s Financial Advisor

      Charter One engaged Lehman Brothers to act as its financial advisor in connection with the merger and render its opinion with respect to the fairness, from a financial point of view, to Charter One’s stockholders of the consideration to be offered to those stockholders in the merger. On May 4, 2004, Lehman Brothers rendered its oral opinion to the Charter One board of directors that as of that date, and based upon and subject to certain matters stated in that opinion, from a financial point of view, the consideration to be offered to Charter One’s stockholders in the merger was fair to Charter One’s stockholders. Lehman Brothers subsequently confirmed the oral opinion by delivery of its written opinion dated May 4, 2004.

      The full text of Lehman Brothers’ opinion is attached as Appendix B to this proxy statement. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Lehman Brothers in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the opinion. We urge Charter One stockholders to read the entire opinion carefully in connection with their consideration of the proposed merger.

      The Lehman Brothers opinion was provided for the information and assistance of the Charter One board of directors in connection with its consideration of the merger. The Lehman Brothers opinion does not address any other aspect of the transaction and is not intended to be and does not constitute a recommendation to any stockholder of Charter One as to how that stockholder should vote with respect to the merger or any related matter. Lehman Brothers was not requested to opine as to, and the Lehman Brothers opinion does not address, Charter One’s underlying business decision to proceed with or effect the merger, nor does the Lehman Brothers opinion address the relative merits of the merger with Citizens compared to any other business strategies or alternatives that might be available to Charter One.

      In arriving at its opinion, Lehman Brothers reviewed and analyzed:

•	the merger agreement and the specific terms of the proposed merger;

•	publicly available information concerning Charter One that Lehman Brothers believed to be relevant to its analysis, including Charter One’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

•	financial and operating information with respect to the business, operations and prospects of Charter One furnished to Lehman Brothers by Charter One;

•	the trading history of Charter One’s common stock from January 29, 1988 to May 3, 2004 and a comparison of that trading history with the trading history of the S&P 500 index and the trading history of Charter One’s common stock from March 1, 2004 to May 3, 2004 and a comparison of that trading history with the trading history of certain market indices, including the Lehman Brothers’ Regional Bank Index and the Lehman Brothers’ Thrift Index;

•	a comparison of the historical financial results and present financial condition of Charter One with those of other companies that Lehman Brothers deemed relevant;

•	a comparison of the financial terms of the proposed merger with the financial terms of certain other transactions that Lehman Brothers deemed relevant;

•	independent research analysts’ estimates of the future financial performance of Charter One published by I/B/E/S; and

•	the results of Lehman Brothers’ efforts to solicit indications of interest from third parties with respect to an acquisition of Charter One.

      In addition, Lehman Brothers had discussions with the management of Charter One concerning its business, operations, assets, liabilities, financial condition and prospects and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

      In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by Lehman Brothers without assuming any responsibility for independent verification of that information. Lehman Brothers further relied upon the assurances of management of Charter One that they were not aware of any facts or circumstances that would make that information inaccurate or misleading. In arriving at its opinion, upon advice of Charter One, Lehman Brothers assumed that the published estimates of third party research analysts were a reasonable basis to evaluate the future financial performance of Charter One and that Charter One would perform substantially in accordance with those estimates. In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of Charter One and did not make or obtain any evaluations or appraisals of the assets or liabilities of Charter One. Lehman Brothers’ opinion necessarily was based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of the Lehman Brother opinion.

      At the May 4, 2004 meeting of the Charter One board of directors, Lehman Brothers made a presentation of certain financial analyses of the proposed merger.

      The following is a summary of the material valuation, financial and comparative analyses in the presentation that was delivered to the Charter One board of directors by Lehman Brothers.

      Some of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses performed by Lehman Brothers, the tables must be read together with the accompanying text of each summary. The tables alone do not constitute a complete description of the financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analysis performed by Lehman Brothers.

      Transaction Pricing Multiples. Lehman Brothers noted the transaction value to Charter One stockholders of $44.50 per share of Charter One common stock as a premium to Charter One’s closing price per share of common stock on May 3, 2004 (one day prior to the announcement of the transaction) and Charter One’s closing price per share of common stock on April 2, 2004 (one month prior to May 3, 2004).

      Lehman Brothers also calculated the transaction value as a multiple of Charter One’s book value and tangible book value at March 31, 2004 and as a multiple of Charter One’s estimated earnings for 2004 (based on consensus I/B/E/S earnings estimates for Charter One as of May 3, 2004). Lehman Brothers also calculated the implied premium to total deposits and the implied premium to core deposits (total deposits minus all certificates of deposit with face values in excess of $100,000).

      Comparable Companies Analysis for Charter One. Lehman Brothers analyzed the public market statistics of certain comparable companies to Charter One and examined various trading statistics and information relating to those companies. As part of this comparable companies analysis, Lehman Brothers examined market multiples and premium data for each company including:

•	the multiple of market price per share to median estimated 2004 earnings per share;

•	the multiple of market price per share to median estimated 2005 earnings per share;

•	the multiple of market price per share to tangible book value per share;

•	the premium of tangible book value to core deposits (total deposits minus all certificates of deposit with face values in excess of $100,000), based on the difference between the current market capitalization and tangible book value, divided by core deposits; and

•	the PEG ratio, or multiple of market price per share to median estimated 2004 earnings per share, divided by the I/B/E/S median projected long-term earnings growth rate for each company.

      The estimated 2004 and 2005 earnings per share and projected long-term earnings growth rates were obtained from I/B/E/S and the remaining information was obtained from publicly available financial information for the period ended March 31, 2004. The stock price data used for this analysis was the closing price for the selected companies on May 3, 2004.

      Lehman Brothers selected the companies below because their businesses and operating profiles are reasonably similar to those of Charter One. No comparable company identified below is identical to Charter One. A complete analysis involves complex considerations and qualitative judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading values of those comparable companies; mathematical analysis (such as determining the mean or the median) is not in itself a meaningful method of using selected company data.

      In choosing comparable companies to analyze, Lehman Brothers selected the following comparable companies:

•	M&T Bank Corporation;

•	AmSouth Bancorporation;

•	Sovereign Bancorp, Inc.;

•	Huntington Bancshares Incorporated;

•	Banknorth Group, Inc.;

•	Zions Bancorporation;

•	TCF Financial Corporation;

•	Independence Community Bank Corp.;

•	Associated Banc-Corp; and

•	Webster Financial Corporation

      The following table summarizes the results from the comparable companies analysis:

	Charter
	One		Peers(2)

5/03/04 Closing Price to(1):

2004 EPS Estimate	12.1	x	12.6	x

2005 EPS Estimate	11.2	x	11.5	x

Tangible Book Value per share	2.81	x	2.69	x

Core Deposit Premium(3)	21.0%		19.4%

2004 PEG Ratio	1.21	x	1.36	x

(1)	Pro forma for pending acquisitions.

(2)	Based on median values.

(3)	Core deposits calculated as total deposits minus all certificates of deposit with face values in excess of $100,000.

      This analysis suggested an implied value range of approximately $34 to $37 per share of Charter One common stock and an implied acquisition value of $40 to $45 per share of Charter One common stock (based on a 20% implied acquisition premium).

      Comparable Transactions Analysis. Lehman Brothers compared the foregoing calculations to similar calculations for selected depository acquisitions announced since January 1, 2001 that were valued in excess of $1 billion. The following transactions were reviewed by Lehman Brothers (in each case, the first named company was the acquirer and the second named company was the acquired company):

•	BNP Paribas/ Community First Bancorporation;

•	National City Bancorporation/ Provident Financial Group, Inc.;

•	North Fork Bancorporation, Inc./ GreenPoint Financial Corp.;

•	BB&T Corporation/ First Virginia Banks, Inc.;

•	M&T Bank Corporation/ Allfirst Financial Inc.;

•	BNP Paribas/ United California Bank;

•	Washington Mutual, Inc./ Dime Bancorp, Inc.; and

•	Royal Bank of Canada/ Centura Banks, Inc.

      Lehman Brothers considered these selected merger transactions to be reasonably similar, but not identical, to the merger. A complete analysis involves complex considerations and qualitative judgments concerning differences in the selected merger transactions and other factors that could affect the premiums paid in those comparable transactions to which the merger is being compared; mathematical analysis (such as determining the mean or the median) is not in itself a meaningful method of using selected merger transaction data.

      For the selected merger transactions listed above, Lehman Brothers used publicly available financial information including information obtained from the online databases of SNL Financial, a recognized data service that collects, standardizes and disseminates relevant corporate, financial, market and mergers and acquisitions data for companies in the industries it covers. Lehman Brothers used this financial information to determine:

•	the multiples of the transaction price per share to the mean current-year I/B/E/S consensus earnings estimates per share at the time of announcement;

•	the multiple of the transaction price per share to the tangible book value per share using the acquired companies’ most recent financial reports at the time of announcement of the transactions;

•	the implied premium to total core deposits (total deposits minus all certificates of deposit with face values in excess of $100,000); and

•	the premiums per share paid by the acquirer compared to the share price of the target company prevailing one day prior to, and one month prior to the announcement of those transactions.

	Premium and
	Multiples to
	Charter One
	Implied by		Median Comparable
	the Merger		Transactions

Implied Transaction Value as a Multiple of:

Current Year EPS Estimate	15.1	x	15.3	x

Tangible Book Value	3.54	x	3.20	x

Implied Core Deposit Premium(1)	28.9%		23.1%

Implied Transaction Value as a Premium to:

Closing Price — Day Prior to Announcement	24.7%		15.3%

Closing Price — One Month Prior to Announcement	26.9%		23.5%

(1)	Core deposits calculated as total deposits minus all certificates of deposit with face values in excess of $100,000.

      This analysis suggested an implied value range of approximately $38 to $45 per share of Charter One common stock.

      Discounted Cash Flow Analysis of Charter One. Lehman Brothers performed a discounted cash flow analysis to estimate a range of the present values per share of Charter One common stock, assuming I/B/E/S earnings estimates for 2004 and 2005 of $2.95 and $3.20 per share, respectively, and the I/B/E/S long-term growth rate of 10% thereafter. The valuation range was determined by adding (1) the present value of Charter One’s dividendable earnings, net of earnings necessary to maintain a constant tangible common equity to tangible assets ratio for Charter One of 6.5% (a customary tangible common equity ratio for well-capitalized banking institutions comparable to Charter One), from September 30, 2004 through December 31, 2008 and (2) the present value of the “terminal value” of Charter One common stock. In calculating the terminal value of Charter One common stock, Lehman Brothers applied multiples ranging from 11.0x to 13.0x to 2009 projected earnings based on the methodology described above. The free cash flow stream and the terminal value were then discounted back to May 3, 2004, using discount rates ranging from 12.0% to 14.0%, which range Lehman Brothers viewed as appropriate for a company with Charter One’s risk characteristics. For purposes of calculating the acquisition value, Lehman Brothers assumed a range of cost savings (tax effected at 35%) up to 25% of Charter One’s annualized core operating expenses, realized as follows: 10% in 2004, 80% in 2005 and 100% thereafter.

      This analysis suggested a standalone acquisition value range of $35 to $40 per share of Charter One common stock and an implied acquisition value range of approximately $39 to $46 per share of Charter One common stock (based on the application of the methodologies described above).

      In connection with the review of the merger by the Charter One board of directors, Lehman Brothers performed a variety of financial and comparable analyses for purposes of rendering its opinion. The above summary of these analyses does not purport to be a complete description of the analyses performed by Lehman Brothers in arriving at its opinion. The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. In arriving at its opinion, Lehman Brothers considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by Lehman Brothers. Furthermore, Lehman Brothers believes that the summary provided and the analyses described above must be considered as a whole and that selecting any portion of Lehman Brothers’ analyses, without considering all of them, would create an incomplete view of the process underlying Lehman Brothers’ analysis and opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of Lehman Brothers with respect to the actual value of Charter One.

      In performing its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Lehman Brothers or Charter One. Any estimates contained in the analyses of Lehman Brothers are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by those estimates. The analyses performed were prepared solely as part of the analysis by Lehman Brothers of the fairness to Charter One’s stockholders of the consideration to be offered to those stockholders in the merger, from a financial point of view, and were prepared in connection with the delivery by Lehman Brothers of its opinion to the Charter One board of directors.

      The consideration to be offered to Charter One stockholders in the merger and other terms of the merger were determined through arms’-length negotiations between Charter One and Citizens and were approved by the Charter One board of directors. Lehman Brothers provided advice to Charter One during those negotiations. However, Lehman Brothers did not recommend any specific price per share or other form of consideration to Charter One or that any specific price per share or other form of consideration constituted the only appropriate consideration for the merger. The opinion of Lehman Brothers was one of many factors taken into consideration by the Charter One board of directors in making its determination to approve the merger. The analysis of Lehman Brothers summarized above should not be viewed as determinative of the opinion of the Charter One board of directors with respect to the value of Charter One or of whether the Charter One board of directors would have been willing to agree to a different price per share or other forms of consideration.

      The Charter One board of directors selected Lehman Brothers as its financial advisor because of Lehman Brothers’ reputation as an internationally recognized investment banking and advisory firm with substantial experience in transactions similar to the merger and because Lehman Brothers is familiar with Charter One and its business. As part of its investment banking and financial advisory business, Lehman Brothers is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

      Lehman Brothers provides a full range of financial advisory and securities services. Lehman Brothers has performed various investment banking services for Charter One, Citizens and The Royal Bank of Scotland Group in the past and have received customary fees for those services. In the ordinary course of its business, Lehman Brothers may actively trade in the securities of Charter One or The Royal Bank of Scotland Group for its own account or for the accounts of its customers and, accordingly, may at any time hold or short positions in those securities.

      Pursuant to an engagement letter between Charter One and Lehman Brothers, Charter One agreed to pay a fee, the substantial portion of which is payable upon completion of the merger. Charter One paid Lehman Brothers a fee of $2.0 million when the merger was publicly announced and has agreed to pay Lehman Brothers an additional fee of $21.2 million contingent on the closing of the merger. Charter One also agreed to reimburse Lehman Brothers for its reasonable out of pocket expenses incurred in connection with the engagement and to indemnify Lehman Brothers and its related parties from and against certain liabilities, including liabilities under the federal securities laws.

Material Federal Income Tax Consequences

      The following describes generally the material United States federal income tax consequences of the merger to U.S. holders (as defined below) of our common stock. We base this summary on the provisions of the Internal Revenue Code of 1986, as amended (which we refer to in this document as the “Code”), applicable current and proposed United States Treasury Regulations, judicial authority, and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis.

      For purposes of this discussion, we use the term “U.S. holder” to mean:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any of its political subdivisions;

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person; or

•	an estate the income of which is subject to United States federal income tax regardless of its source.

      This discussion assumes that you hold the shares of our common stock as a capital asset within the meaning of Section 1221 of the Code. This discussion does not address all aspects of United States federal income taxation that may be relevant to you in light of your particular circumstances, or that may apply to you if you are subject to special treatment under the United States federal income tax laws (including, for example, insurance companies, dealers in securities or foreign currencies, tax-exempt organizations, financial institutions, mutual funds, United States expatriates, stockholders who hold shares of our stock as part of a hedge, straddle, constructive sale or conversion transaction, or stockholders who acquired their shares of our common stock through the exercise of employee stock options or other compensation arrangements). In addition, the discussion does not address any tax considerations under state, local or foreign laws or federal laws other than those pertaining to the federal income tax that may apply to you. We urge you to consult your own tax advisor to determine the particular tax consequences to you (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for our common stock pursuant to the merger.

      The receipt of cash in the merger by U.S. holders of our common stock will be a taxable transaction for United States federal income tax purposes (and may also be a taxable transaction under applicable state, local, foreign and other tax laws). In general, for United States federal income tax purposes, a U.S. holder of our common stock will recognize gain or loss equal to the difference between (1) the amount of cash received in exchange for such shares and (2) the stockholder’s adjusted tax basis in such shares. If the holding period in our shares surrendered in the merger is greater than one year as of the date of the merger, the gain or loss will be long-term capital gain or loss. The deductibility of a capital loss recognized on the exchange is subject to limitations. If you acquired different blocks of our stock at different times or different prices, you must determine your tax basis and holding period separately with respect to each block of our stock. The cash merger consideration will be taxable to you when received or accrued, in accordance with your regular method of income tax accounting. For federal income tax purposes, if you are a cash method taxpayer, you will be considered to have received the cash when your ability to receive it is no longer subject to any substantial limitations or restrictions, as will be the case when you have received the letter of transmittal following completion of the merger.

      Under the Code, you, as a holder of our stock, may be subject, under certain circumstances, to backup withholding at a rate of 28% with respect to the amount of cash received in the merger, unless you provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against your United States federal income tax liability, if any, provided that you furnish the required information to the Internal Revenue Service in a timely manner.

Governmental and Regulatory Approvals

      Charter One and Citizens have each agreed to use their reasonable best efforts to obtain the regulatory approvals and provide all notices necessary, proper or advisable to complete the transactions contemplated by the merger agreement. These include the approval of the Board of Governors of the Federal Reserve System, which we refer to in this document as the Federal Reserve Board, the Massachusetts Board of Bank Incorporation, which we refer to in this document as the Massachusetts Board, and notices to various other state regulatory authorities and self-regulatory organizations.

      The merger cannot proceed in the absence of the requisite regulatory approvals. We cannot assure you as to whether or when the requisite regulatory approvals will be obtained, and, if obtained, we cannot assure you as to the date of receipt of any of these approvals, the absence of any litigation challenging them or the conditions that such approvals might include. Likewise, we cannot assure you that the U.S. Department of Justice or any relevant state attorney general will not attempt to challenge the merger on antitrust grounds, or, if such a challenge is made, as to the result of that challenge. We believe that the merger does not raise substantial antitrust or other significant regulatory concerns and that, together with Citizens, we will be able to obtain all requisite regulatory approvals on a timely basis without the imposition of any condition that would have a material adverse effect on Citizens or Charter One.

      We are not aware of any other material governmental approvals or actions that are required prior to the parties’ completion of the merger other than those described below. We presently contemplate that if any additional governmental approvals, actions or notices are required, these approvals or actions will be sought and notices will be given. However, we cannot assure you that any of these additional approvals or actions will be obtained.

      Federal Reserve Board. Completion of the merger is subject to approval by the Federal Reserve Board pursuant to Section 3 of the Bank Holding Company Act of 1956, as amended. The Royal Bank of Scotland Group, Citizens and certain of their affiliates have filed the Section 3 application with the Federal Reserve Board.

      The Federal Reserve Board is prohibited from approving any merger transaction under Section 3 of the Bank Holding Company Act (1) that would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize, or to attempt to monopolize, the business of banking in any part of the United States, or (2) whose effect in any section of the United States may be to substantially lessen competition, or to tend to create a monopoly or in any other manner restrain trade, unless the Federal Reserve Board finds that the anti-competitive effects of the merger transaction are clearly outweighed in the public interest by the probable effect of the merger transaction in meeting the convenience and needs of the communities to be served.

      In addition, among other things, in reviewing the merger, the Federal Reserve Board must consider (1) the financial and managerial resources and future prospects of Citizens and Charter One and their subsidiary banks, (2) the convenience and needs of the communities to be served, including the record of performance under the Community Reinvestment Act of 1977, as amended, (3) the companies’ effectiveness in combating money-laundering activities and (4) Citizens’ record of compliance with applicable state community reinvestment laws.

      Furthermore, the Bank Holding Company Act and Federal Reserve Board regulations require published notice of, and the opportunity for public comment on, the Federal Reserve Board application, and authorize the Federal Reserve Board to hold a public hearing or meeting if the Federal Reserve Board determines that a hearing or meeting would be appropriate. Any hearing or meeting or comments provided by third parties could prolong the period during which the application is under review by the Federal Reserve Board.

      Pursuant to the Bank Holding Company Act, a transaction approved by the Federal Reserve Board may not be completed until 30 days after such approval, during which time the U.S. Department of Justice may challenge the merger transaction on antitrust grounds and seek appropriate relief. With the approval of the Federal Reserve Board and the concurrence of the U.S. Department of Justice, the waiting period may be reduced to no less than 15 days. The commencement of an antitrust action would stay the effectiveness of such an approval unless a court specifically ordered otherwise. In reviewing the merger, the U.S. Department of Justice could analyze the merger’s effect on competition differently than the Federal Reserve Board, and thus it is possible that the U.S. Department of Justice could reach a different conclusion than the Federal Reserve Board regarding the merger’s effects on competition. A determination by the U.S. Department of Justice not to object to the merger does not prevent the filing of antitrust actions by private persons or state attorneys general.

      Massachusetts Board. The merger also is subject to the prior approval of the Massachusetts Board under Sections 2 and 4 of Chapter 167A of the Massachusetts General Laws. Massachusetts law requires that the Massachusetts Board hold a public hearing to consider the merger and find that the merger would not unreasonably affect competition among banking institutions and that it would promote public convenience and advantage. In making such a determination, the Massachusetts Board must consider, among other things, a showing of net new benefits, including initial capital investments, job creation plans, consumer and business services, commitments to maintain and open branch offices within a bank’s delineated local community, and such other matters as the Massachusetts Board may deem necessary or advisable. The Royal Bank of Scotland Group, Citizens and certain of their affiliates have filed their application with the Massachusetts Board.

      In addition, Massachusetts law provides that the Massachusetts Board cannot approve the merger until it has received notice from the Massachusetts Housing Partnership Fund, which we refer to in this document as the Fund, and that arrangements satisfactory to the Fund have been made for the proposed acquiror to make 0.9 percent of its assets located in Massachusetts available for call by the Fund for a period of ten years for purposes of funding various affordable housing programs. Massachusetts law provides that all loans made to the Fund must bear interest at rates approved by the Massachusetts Commissioner of Banks, which will be based upon the costs (not including lost opportunity costs) incurred in making funds available to the Fund. The process of making such arrangements with the Fund is currently underway.

      Foreign Disclosures. The Royal has provided the United Kingdom Listing Authority and the United Kingdom Financial Services Authority, an independent nongovernmental body that regulates the financial services industry in the United Kingdom, with all required disclosures about the merger.

      Other Regulatory Authorities. Notifications have been or are being filed with various other state regulatory authorities and self-regulatory organizations in connection with the acquisition or change in control of certain subsidiaries of Charter One, including broker-dealer, insurance agency and mortgage lending subsidiaries, that may be deemed to result from the merger. In addition, the merger may be reviewed by various state attorneys general. These authorities may be empowered under applicable laws and regulations to investigate or disapprove the merger under the circumstances and based upon the review provided for under applicable laws and regulations.

Financial Interests of Executive Officers and Directors in the Merger

      Some of the members of Charter One’s management and the Charter One board of directors have financial interests in the merger that are in addition to, or different from, their interests as Charter One stockholders generally. Charter One’s board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement.

      Charter One Employment Agreements. Charter One’s five executive officers — Charles J. Koch, Mark D. Grossi, John D. Koch, Richard W. Neu and Robert J. Vana — have previously entered into employment agreements with Charter One that contain provisions that entitle the executive to termination benefits, some of which arise upon a termination of employment in connection with a change in control. The proposed merger will be a change in control for purposes of each of these agreements.

      Pursuant to the terms of these agreements, if, in connection with a change in control, the employment of the executive is “involuntarily terminated,” the executive will be entitled to receive the following: (1) for three years following the date of termination, payments equal to the sum of the executive’s annual base salary in effect on the date of termination and the average annual cash bonus and incentive compensation paid in respect of the prior two fiscal years, (2) three years of continued welfare benefits and (3) an amount equal to 299% of the executive’s 280G “base amount” as defined under Section 280G of the Internal Revenue Code. In connection with the merger, the employment agreements were amended to eliminate a provision that provided for the reduction of the amounts and benefits described in clauses (1) and (2) above by the amount of cash compensation and/or benefits (if any) received by the executive from a new employer. Upon completion of the merger, the employment of Charter One’s five executive officers will be considered to be “involuntarily terminated” for purposes of their employment agreements, and the executives will be entitled to receive the cash severance amounts under the agreements, as amended as described under clauses (1) and (3) above, immediately in a lump sum. Assuming the merger is completed on October 1, 2004, the approximate aggregate amount of the cash severance that would be paid to the five Charter One executive officers as a group is estimated to be $47 million. In addition, upon the expiration of the welfare benefits continuation described above, each executive will be entitled to participate in the Charter One retiree medical program.

      Pursuant to the agreements with the Charter One executive officers, if any amounts or benefits received under the agreements or otherwise are subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, an additional payment will be made to restore the executive to the after-tax position that he would have been in, if the excise tax had not been imposed. In connection with the merger, the excise tax gross-up provision in each of the employment agreements was amended to provide for a full excise tax gross-up, as opposed to 80% in the original agreements, in consideration of each executive agreeing that the severance payable under the agreements would not increase based on compensation in calendar year 2004.

      Charter One Senior Executive Retention Plan. Upon completion of the merger, the rights of each of the five executive officers under the Charter One Senior Executive Retention Plan (consisting of the Senior Executive Stock Unit Deferred Compensation Plan and the Supplemental Retirement Agreements, as amended) will fully vest and become nonforfeitable, and the executives will be entitled to the benefits thereunder as if their employment had been terminated “without cause” upon completion of the merger. For purposes of the Senior Executive Stock Unit Deferred Compensation Plan, upon completion of the merger, the stock units granted thereunder will vest in full and be cancelled, and will be converted into rights to receive $44.50 per share in cash, less applicable tax withholding. In connection with the merger, it was agreed that the amounts in respect of the stock units under the Senior Executive Stock Unit Deferred Compensation Plan would be distributed upon completion of the merger, rather than such amounts being contributed to a trust that provided for investment earnings until the payment date (generally, January 1, 2009). Assuming the merger is completed on October 1, 2004, the number of unvested stock units in respect of shares of Charter One common stock held by Charter One’s five executive officers as a group that will become fully vested is approximately 365,012. For purposes of the Supplemental Retirement Agreements, as amended, the benefits thereunder will vest in full and be payable pursuant to the terms of such agreements. Assuming the merger is completed on October 1, 2004 and the employment of each of the five executive officers terminates on that date, the total monthly supplemental retirement benefit of each executive, after giving effect to the pre-existing employment termination enhancement provisions of those agreements, is approximately $73,125 for Mr. Charles Koch, $47,347 for Mr. Grossi, $65,000 for Mr. John Koch, $54,398 for Mr. Neu and $27,494 for Mr. Vana. In addition, the non-competition restrictions under these plans lapse following a change in control. In the event that an executive officer dies prior to the completion of the merger, his beneficiary will become entitled to receive upon completion of the merger the amounts payable under the Retention Plan, as well as under his employment agreement as described above, with the supplemental retirement benefits payable as a present value lump sum and reduced by specified insurance proceeds, and unvested stock options will vest.

      Charter One Stock Options. The merger agreement provides that, upon completion of the merger, each outstanding and unexercised stock option to acquire shares of Charter One common stock granted under the Charter One stock plans, whether or not vested, will cease to represent the right to acquire shares of Charter One common stock and will be cancelled, and become a right, to receive $44.50 per share in cash, less the option exercise price and applicable tax withholding. Assuming the merger is completed on October 1, 2004, the aggregate number of unvested stock options to acquire shares of Charter One common stock held by Charter One’s five executive officers as a group and non-employee directors as a group, that will vest in full and be cancelled in exchange for the right to receive the cash payment, is approximately 2,424,750 and 532,553, respectively, and such options have a weighted average exercise price of $29.00 and $28.39, respectively. For additional information about options and other stock-based awards held by our directors and executive officers, see “Beneficial Ownership of Charter One Securities” on page 35.

      2004 Annual Bonus. In connection with the merger, the parties agreed that each Charter One employee who participates in the Charter One annual bonus plan, including the five executive officers, will be entitled to an annual bonus under the bonus plan for the 2004 performance year, prorated in the event of qualifying terminations of employment to reflect the number of months served during the 2004 performance year. Assuming the merger is completed on October 1, 2004 and the employment of each of the five executive officers terminates on that date, the approximate aggregate amount of the prorated 2004 annual bonus that would be paid to the five Charter One executive officers as a group is estimated to be approximately $2.2 million.

      Consulting Agreement between Citizens and Charles J. Koch. In connection with the execution of the merger agreement, Citizens entered into a consulting agreement with Charles J. Koch to be effective commencing upon completion of the merger and ending on the third anniversary thereof. During the consulting period, Mr. Koch will provide consulting services with respect to the business of Charter One and will serve as a member of the Board of Directors of The Royal Bank of Scotland Group, non-executive Chairman of Charter One’s affiliated bank for the midwestern region of the United States and Vice Chairman of the Board of Directors of Citizens Financial Group, Inc.. During the consulting period, Mr. Koch will be entitled to annual consulting fees of $500,000 and an office with support services. If Mr. Koch’s services under the consulting agreement are terminated by Citizens for any reason other than for ‘cause,‘ the remaining consulting fees will be paid in a lump sum and the office and support services will continue to be provided for the remainder of the consulting period.

      Indemnification and Insurance. The merger agreement provides that, upon completion of the merger, Citizens will indemnify and hold harmless, and provide advancement of expenses to, all past and present officers, directors and employees and agents of Charter One and its subsidiaries to the fullest extent permitted by applicable laws, and Charter One’s certificate of incorporation and bylaws.

      The merger agreement also provides that Citizens will maintain for a period of six years after completion of the merger the current directors’ and officers’ liability insurance policies maintained by Charter One, or policies of at least the same coverage and amount and containing terms and conditions that are not less advantageous than the current policy, with respect to acts or omissions occurring prior to the effective time of the merger, although Citizens will not be required to make annual premium payments in excess of 250% of the annual premiums paid by Charter One for directors’ and officers’ liability insurance in the last full fiscal year. In the event that Citizens is unable to maintain or obtain such insurance, Citizens will use all reasonable efforts to obtain as much comparable insurance as is available for annual premium payments equal to 250% of the annual premiums paid by Charter One for directors’ and officers’ liability insurance in the last full fiscal year.

      Charitable Contribution. The merger agreement provides that each of our non-employee directors will be allowed to direct to charitable organizations or tax exempt entities of their choice (and reasonably satisfactory to the charitable foundation) up to $180,000 of the $40 million to be contributed by Charter One to Citizens’ charitable foundation for the benefit of the markets served by Charter One.

THE MERGER AGREEMENT

      The following summary of the terms of the merger agreement is qualified in its entirety by reference to the merger agreement, a copy of which we attach to this proxy statement as Appendix A.

Structure and Effective Time

      The merger agreement provides that Cardinal Acquisition Corp., a wholly owned subsidiary of Citizens, will merge with and into Charter One. Charter One will survive the merger and continue to exist after the merger as a wholly owned subsidiary of Citizens. Citizens may restructure the merger as a merger between Charter One and Citizens or another subsidiary of Citizens, but that would not relieve Citizens or The Royal Bank of Scotland Group from any of its obligations under the merger agreement.

      The closing date for the merger will be no later than the third business day following the satisfaction or waiver of all conditions to closing in the merger agreement or on another date as agreed between Citizens and us. We will seek to complete the merger in the fourth quarter of 2004. However, we cannot assure you when, or if, all the conditions to completion of the merger will be satisfied or waived. See “— Conditions to the Merger.”

      The merger will be effective when we file a certificate of merger with the Secretary of State of the State of Delaware, or at such later time as we and Citizens specify in the certificate of merger.

Merger Consideration

      The merger agreement provides that each share of our common stock outstanding immediately prior to the effective time of the merger (other than shares owned by us for our own account or by Citizens or any of Citizens’ subsidiaries for their own account, which will be cancelled, or by holders properly perfecting appraisal rights under Delaware law) will be converted at the effective time of the merger into the right to receive $44.50 in cash, without interest.

      If any of our stockholders perfects appraisal rights with respect to any of our shares, then we will treat those shares as described under “— Appraisal Rights.”

Treatment of Charter One Stock Options and Stock-Based Awards

      If the merger occurs:

•	each of our outstanding stock options granted under a company equity compensation plan will be canceled, at the effective time of the merger, whether or not fully vested, and each option holder will be entitled to receive a cash payment (less applicable withholding taxes and without interest), as soon as practicable after the effective time of the merger, equal to the excess, if any, of $44.50 over the applicable exercise price per share of the stock option, multiplied by the number of shares of our common stock subject to that stock option immediately prior to the effective time of the merger; and

•	each of our outstanding compensatory common stock units (including those granted under our 2004 Senior Executive Stock Unit Deferred Compensation Plan and our Stock Deferred Compensation Plan) will become fully vested at the effective time of the merger and will entitle its holder to receive a cash payment (less applicable withholding taxes and without interest), as soon as practicable after the effective time of the merger, equal to the number of shares subject to the award immediately prior to the effective time of the merger multiplied by $44.50.

Directors and Officers

      The merger agreement provides that the directors of Cardinal Acquisition Corp. immediately before the merger will be the directors of the surviving corporation. Our officers immediately before the merger will be the initial officers of the surviving corporation.

Representations and Warranties

      We make customary representations and warranties in the merger agreement, including but not limited to representations and warranties relating to:

•	our corporate existence, capitalization and authorization to enter into the merger agreement;

•	government filings required in connection with the merger;

•	absence of violations of our charter documents, applicable laws and certain contracts and absence of the creation or imposition of any lien as a result of entering into the merger agreement and completing the merger;

•	our compliance with bank capitalization requirements, the status of our derivative transactions and our broker-dealer status;

•	the accuracy and completeness of our filings with the SEC, including our financial statements;

•	the accuracy and completeness of information in this proxy statement (other than information relating to The Royal Bank of Scotland Group and Citizens) and its compliance with applicable federal securities laws;

•	the conduct of our business in the ordinary course and the absence of any material adverse change;

•	litigation, licenses, compliance with law and undisclosed liabilities;

•	material contracts, intellectual property, environmental, tax matters and matters relating to our property and leases;

•	receipt of an opinion of our financial advisor with respect to the merger consideration;

•	employee benefit plans and arrangements and labor matters; and

•	the non-applicability of anti-takeover statutes and our rights agreement.

      Many of the representations and warranties made by us are qualified by a material adverse effect standard. A material adverse effect for purposes of our representations and warranties means:

•	a material adverse effect on our ability to timely complete the merger and the transactions contemplated by the merger agreement; or

•	a material adverse effect on the financial condition, business or results of operations of us and our subsidiaries, taken as a whole, excluding any such effect to the extent resulting from: (i) changes, after May 4, 2004, in generally accepted accounting principles or accounting requirements applicable to banks or savings associations or their holding companies generally, (ii) changes, after May 4, 2004, in laws, rules or regulations of general applicability or interpretations of those laws, rules or regulations, (iii) actions or omissions by us taken with the prior written consent of Citizens or required under the merger agreement, (iv) changes, after May 4, 2004, in general economic or market conditions affecting banks or their holding companies generally or (v) the public disclosure of the transactions contemplated by the merger agreement.

      The merger agreement contains customary representations made by Citizens with respect to itself and Cardinal Acquisition Corp., including but not limited to representations and warranties relating to:

•	their corporate existence and authorization to enter into the merger agreement;

•	government filings required in connection with the merger;

•	absence of violations of their charter documents, applicable laws and certain contracts and absence of the creation or imposition of any lien as a result of entering into the merger agreement and completing the merger;

•	the accuracy and completeness of information in this proxy statement relating to Citizens and The Royal Bank of Scotland Group;

•	litigation, licenses and compliance with law; and

•	the availability of funds to pay the merger consideration.

      Many of the representations and warranties made by Citizens are qualified by a material adverse effect standard. A material adverse effect for purposes of the representations and warranties of Citizens means a material adverse effect on the ability of Citizens or Cardinal Acquisition Corp. to timely complete the merger and the transactions contemplated by the merger agreement.

      The representations and warranties of each of the parties to the merger agreement will expire upon completion of the merger.

Covenants

Board Recommendation; Stockholder Meeting

      Under the merger agreement, our board of directors is required, subject to certain exceptions described below under “ — Covenants — No Solicitation of Acquisition Proposals,” to recommend that our stockholders vote to approve and adopt the merger agreement, and to take all action necessary to convene and hold the special meeting as soon as reasonably practicable and to use its reasonable best efforts to obtain stockholder approval and adoption of the merger agreement and the transactions contemplated by the merger agreement. If our board withdraws or changes its recommendation, we are still obligated to call and hold a meeting of our stockholders to vote on the merger agreement.

Conduct of Our Business Prior to the Merger

      In the merger agreement, we and our subsidiaries have agreed, until the effective time of the merger, to conduct our operations only in the ordinary course of business, to use our reasonable best efforts to preserve intact our business organization, to keep available the services of our employees and agents, and to maintain our relationships and goodwill with governmental entities and those having business relationships with us, except as Citizens may otherwise approve in writing.

      In addition, we and our subsidiaries have agreed, with specified exceptions and except as Citizens may otherwise approve in writing, to various other restrictions on our business and operations, including restrictions on our ability to:

•	amend our certificate of incorporation or other governance documents, including adopting any resolution granting dissenters’ rights;

•	merge or consolidate with any other person;

•	acquire assets outside of the ordinary course of business or sell or otherwise dispose of assets material to us and our subsidiaries, taken as a whole;

•	issue, sell or pledge any shares of our capital stock or related securities;

•	create or incur any material lien on our assets;

•	declare or pay dividends, other than dividends not in excess of $0.29 per share per quarter and having our usual record and payment dates in accordance with our past dividend practices;

•	adjust, split or otherwise change, or directly or indirectly redeem or purchase, any of our capital stock or related securities;

•	make any individual extension of credit in excess of $15 million;

•	incur or guarantee indebtedness for borrowed money or issue debt securities other than in the ordinary course of business or make any loans or renewals of loans in excess of $250 million;

•	make material investments, or restructure or materially change our investment securities portfolio, hedging strategy or gap position, other than in the ordinary course of business consistent with past practice;

•	make or commit to any capital expenditure or any obligations or liabilities in connection therewith other than in the ordinary course of business consistent with past practice;

•	enter into, terminate, renew or amend certain types of material contracts;

•	make or adopt changes with respect to our existing accounting policies or procedures;

•	settle specified claims, actions, proceedings or litigation;

•	take any action that is intended or reasonably expected to make any of our representations and warranties under the merger agreement untrue in any material respect at any time prior to the effective time;

•	take any action that would materially delay or impede the ability of the parties to obtain necessary governmental approvals required to complete the merger;

•	knowingly and materially cause a breach or default under any agreement with a governmental authority;

•	amend or redeem the rights issued under our rights agreement or take any action to exempt any person (other than Citizens and its affiliates) from the rights agreement or other similar restrictions;

•	undertake or authorize any liquidation, dissolution, restructuring, recapitalization or reorganization;

•	take specified tax or employee-benefits related actions; and

•	enter into any new line of business that is material to us and our subsidiaries, taken as a whole.

      We have also agreed to give Citizens and its representatives access to our books, records, and facilities, furnish Citizens certain of our financial and operating data and make available members of our senior management and employees, subject to compliance with applicable laws. We have also agreed to manage our assets and liabilities in accordance with our existing policies.

No Solicitation of Acquisition Proposals

      Charter One has agreed, and agreed to cause its subsidiaries, and its and its subsidiaries’ officers, directors, employees, agents and representatives:

•	not to directly or indirectly initiate, solicit or knowingly encourage or facilitate any inquiries or the making of any proposal or offer concerning an acquisition proposal (as described below);

•	not to directly or indirectly engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an acquisition proposal, or otherwise knowingly encourage or facilitate any effort or attempt to make or implement an acquisition proposal; and

•	to immediately cease or cause to be terminated any activities, discussions or negotiations with any person with respect to any acquisition proposal.

      Despite these general prohibitions, subject to the conditions we describe below, we or our board of directors may, at any time prior to approval and adoption of the merger agreement by our stockholders, take the following actions:

•	provide information in response to a request from a person who has made an unsolicited bona fide written acquisition proposal;

•	engage in negotiations with such a person; or

•	recommend such an unsolicited bona fide written acquisition proposal.

      We or our board of directors may take these actions only if:

•	our board of directors determines in good faith after consultation with outside legal counsel that the action is necessary in order for our directors to comply with their fiduciary duties under applicable law;

•	that person has executed a customary confidentiality agreement;

•	we have made available to Citizens the same information being furnished to that person at substantially the same time that such information is provided to that person;

•	in the case of engaging in negotiations or recommending another acquisition proposal, our board of directors determines in good faith, after consultation with our financial advisor and outside counsel, that the acquisition proposal, if accepted, is reasonably likely to be a superior acquisition proposal (as described below); and

•	in the case of recommending a superior acquisition proposal, we have provided at least three business days’ advance written notice to Citizens that we intend to take the action with respect to a superior acquisition proposal.

      We have also agreed to notify Citizens promptly, but within 48 hours, of any inquiries or request for information, or of any acquisition proposals that we receive and any changes in the status and terms of those acquisition proposals.

      An “acquisition proposal” means any proposal or offer with respect to:

•	a merger, reorganization, share exchange, consolidation or similar transaction that involves us;

•	any purchase of an equity interest representing an amount equal to or greater than 20% of our voting or economic interests; or

•	any purchase of assets, securities or ownership interests representing an amount equal to or greater than 20% of our and our subsidiaries’ consolidated assets.

      A “superior acquisition proposal” means any unsolicited bona fide written acquisition proposal (substituting “50%” for “20%” in the definition of acquisition proposal) that:

•	if accepted, is reasonably likely to be completed, taking into account all legal, financial and regulatory aspects of the proposal, the likelihood of obtaining financing, and the person making the proposal; and

•	if completed, would result in a transaction more favorable to our stockholders from a financial point of view than the merger, taking into account any change in proposal proposed by Citizens.

      Except as required by its fiduciary duties, our board of directors may not withdraw, modify or qualify, in a manner adverse to Citizens, its recommendation of the merger.

Employee Benefits

      For the period from the merger through December 31, 2004, Citizens will provide our employees with compensation and employee benefits that are substantially similar in the aggregate to those provided to our employees immediately before the merger (other than benefits under the Charter One equity-based plans). After December 31, 2004, Citizens will provide our employees with benefits and compensation plans, programs and arrangements that are equivalent to those provided to similarly situated employees of Citizens and its other subsidiaries. Citizens has also agreed to provide our employees whose employment is terminated during the first year following the merger under specified circumstances with agreed-upon severance payments and benefits. Citizens has further agreed to provide our employees with service credit for their service with us prior to the merger for purposes of eligibility, vesting and levels of benefits under the Citizens benefit plans (other than for purposes of benefit accrual under any defined benefit pension plan, subject to limited exceptions), to waive specified exclusions and limitations under its welfare benefit plans in which our employees are eligible to participate following the merger to the extent waived under the corresponding plan of ours in which the applicable employee participated, and to give our employees credit, for the plan year in which they start participating in any such plan, toward applicable deductibles and annual out-of-pocket limits for expenses incurred before such participation.

Efforts to Complete the Merger

      We and Citizens have agreed to use reasonable best efforts to timely complete the merger, including by:

•	as promptly as practicable making all required filings or submissions with any governmental authority or third party; and

•	obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any governmental authority or other third party that are necessary, proper or advisable to complete the merger or any of the other transactions contemplated by the merger agreement.

      We and Citizens have also agreed to provide each other an advance opportunity to review governmental and third party filings and submissions and, where practicable, to consult with each other in respect of those filings and submissions. We and Citizens have also agreed to give each other notice of any communication with any governmental authority and other material events.

Indemnification

      Citizens has agreed to cause the surviving corporation to indemnify each of our, and our subsidiaries’, present and former directors and officers with respect to acts or omissions in their capacity as such, against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, arising out of matters existing or occurring at or prior to the effective time of the merger, whether asserted or claimed prior to, at or after the effective time of the merger, to the fullest extent permitted by, and subject to any limitation imposed by, applicable law.

      The merger agreement requires that, for a period of six years after the effective time of the merger, the surviving corporation will provide directors’ and officers’ liability insurance providing coverage on terms no less favorable than our current policies, subject to a maximum annual premium of 250% of the annual premium paid by us in our last full fiscal year. If the annual premiums of such insurance coverage exceed 250% of the annual premium paid by us in our last full fiscal year, the surviving corporation must obtain a policy with the greatest coverage available for a cost not exceeding 250% of the annual premium paid by us in our last full fiscal year. In place of the obligation to provide this coverage, after consultation with Citizens, we may purchase a six-year “tail” prepaid policy prior to the effective time of the merger on terms and conditions no less advantageous than our existing directors’ and officers’ liability insurance, except that the aggregate amount we pay may not exceed 250% of the annual premium paid by us in our last full fiscal year.

Termination of Dividend Reinvestment Plan

      We have agreed that no new participants will be permitted to enroll in our automatic dividend reinvestment plan. In addition, we have agreed that no further Charter One common stock will be purchased under our dividend reinvestment plan beginning not later than three business days prior to completion of the merger. The plan will be terminated upon completion of the merger.

Charitable Contributions

      We have agreed to contribute, at least two days prior to the effective time of the merger, $40 million to Citizens’ charitable foundation for the benefit of the markets served by Charter One. If the merger is not completed, Citizens will reimburse us for the amounts contributed. The merger agreement provides that each of our non-executive directors may direct up to $180,000 of that amount to charitable organizations or tax-exempt entities located in markets served by Charter One and reasonably acceptable to the foundation.

Conditions to the Merger

      Our and Citizens’ obligations to complete the merger are subject to the satisfaction or mutual waiver of the following conditions:

•	Charter One stockholder approval and adoption of the merger agreement in accordance with Delaware law;

•	Citizens has obtained all approvals and authorizations required from the Federal Reserve Board and all other necessary regulatory consents required to complete the merger; and

•	no provision of any applicable law or regulation and no judgment, injunction or decree shall prohibit the completion of the merger.

      In addition, Citizens’ and Cardinal Acquisition Corp.’s obligations to complete the merger is subject to the satisfaction or waiver by Citizens of the following conditions:

•	the accuracy of our representations and warranties under the merger agreement and in any other written document delivered by us (except where any breaches of such representations and warranties, disregarding qualifiers as to materiality for this purpose, would not individually or in the aggregate reasonably be expected to result in a material adverse effect on us), and our material compliance with our obligations under the merger agreement;

•	absence of any action taken, or any statute, rule, regulation order or decree enacted, entered, enforced or deemed applicable to the merger by any government or governmental authority, domestic, foreign or international, making illegal or prohibiting the completion of the merger; and

•	absence of any condition or restriction imposed by any government or governmental authority in connection with the merger that would reasonably be expected to have a material adverse effect on the business of Citizens and its subsidiaries, taken as a whole, following completion of the merger.

      In addition, our obligation to complete the merger is subject to the satisfaction or waiver by us of the following condition:

•	the accuracy of the representations and warranties of Citizens and Cardinal Acquisition Corp. under the merger agreement and in any other written document delivered by Citizens or Cardinal Acquisition Corp. (except where any breaches of such representations and warranties, disregarding qualifiers as to materiality for this purpose, would not individually or in the aggregate reasonably be expected to result in a material adverse effect on Citizens), and the material compliance by Citizens and Cardinal Acquisition Corp. with their obligations under the merger agreement.

Termination

      We or Citizens may terminate the merger agreement and abandon the merger at any time prior to the effective time of the merger (notwithstanding any approval by our stockholders of the merger) as follows:

•	by our and Citizens’ mutual written consent;

•	by either Citizens or us if:

(1) we do not complete the merger by May 1, 2005;

(2) any order permanently restraining, enjoining or otherwise prohibiting completion of the merger becomes final and nonappealable or any denial of a regulatory application necessary to complete the merger becomes final and nonappealable;

(3) any U.S. law or regulation makes the merger illegal;

(4) our stockholders do not approve and adopt the merger agreement in accordance with Delaware law; or

(5) the other party to the merger agreement materially breaches its representations or agreements such that the related closing conditions cannot be satisfied by May 1, 2005;

provided, that in the case of (1) and (2) above, the party seeking to terminate has not breached its obligations under the merger agreement in any manner that has proximately contributed to the failure of that condition; and

•	by Citizens if:

(A) our board of directors withdraws or modifies in a manner adverse to Citizens its approval of the merger agreement or its recommendation to our stockholders to approve and adopt the merger agreement and the merger; or

(B) our board approves, recommends or endorses a competing acquisition proposal or fails to call a stockholder meeting or hold the required stockholder vote in accordance with the terms of the merger agreement.

Expense Reimbursement and Termination Fees

      We must reimburse Citizens for all of the charges and expenses they actually incur in connection with the merger agreement up to a maximum amount of $40 million, if any person publicly makes an acquisition proposal (as defined above under “— Covenants — No Solicitation of Acquisition Proposals”) or publicly announces an intention to make an acquisition proposal and thereafter the merger agreement terminates because:

•	our stockholders fail to approve and adopt the merger agreement at the special meeting or any adjournment of the meeting; or

•	our board of directors withdraws or adversely modifies its recommendation of the merger, approves, recommends or endorses any other acquisition proposal or materially breaches its obligations to hold the special meeting or hold the required stockholder vote to approve and adopt the merger agreement.

      In addition to this expense reimbursement, we must pay Citizens an aggregate termination fee of $500 million if any person publicly makes, or publicly announces an intention to make, an acquisition proposal, and if, within 15 months after a termination described in one of the two bullets above:

•	any unrelated third party has entered into an agreement:

•	to acquire directly or indirectly, by purchase, merger, consolidation, sale, assignment, lease, transfer or similar business combination, in one transaction or any related series of transactions, 50% or more of the voting power of our outstanding securities, or ownership or control of 50% or more of our consolidated assets;

•	with respect to any transaction or series of related transactions after which our stockholders immediately prior to the completion of such transaction or transactions would cease to own directly or indirectly at least 50% of the voting power of our outstanding securities (or of another person that directly or indirectly would own all or substantially all of our assets) immediately following such transaction in the same proportion as they owned prior to the completion of such transaction; or

•	we complete any such merger, consolidation or similar business combination or any such sale, assignment, lease or transaction between us or one of our subsidiaries and any person (other than Citizens or any of its affiliates).

Obligation to Pay the Merger Consideration Joint and Several

      The Royal Bank of Scotland Group has agreed to be jointly and severally liable for the payment of the merger consideration on the terms and conditions specified in the merger agreement and for any payment obligation arising from a breach of the merger agreement prior to the effective time of the merger by Citizens. The Royal Bank of Scotland Group has given customary representations and warranties about its corporate authorization and ability to validly enter into the merger agreement in this capacity.

Expenses

      The party incurring any costs and expenses in connection with the merger agreement and the transactions contemplated by the merger agreement will pay those costs and expenses, other than as we describe above under “— Expense Reimbursement and Termination Fees.”

Amendment

      Any part of the merger agreement can be amended or waived prior to the effective time, but after stockholder approval the amount or kind of consideration cannot be changed.

Amendment to Charter One Rights Agreement

      In connection with signing the merger agreement, we also amended our rights agreement with Fleet National Bank to provide that the preferred stock purchase rights will not become exercisable because of:

•	the approval, execution or delivery of the merger agreement;

•	the completion of the merger;

•	the completion of any of the other transaction contemplated in the merger agreement; or

•	any filing made with the Securities and Exchange Commission by any party to the merger agreement (or any affiliate or associate of any party to the merger agreement) in connection with the transactions contemplated by the merger agreement.

      Among other things, the amendment also provides that the rights will expire immediately prior to the effective time of the merger.

Surrender of Stock Certificates; Payment for Shares

      Prior to completion of the merger, Citizens will appoint a paying agent for the benefit of the holders of our common stock. As of the effective time of the merger, Citizens will deliver to the paying agent an amount in cash equal to the aggregate merger consideration.

      Promptly following the completion of the merger (but in any event within seven business days following completion), the paying agent will mail to each holder of record of our shares a letter of transmittal disclosing the procedure for exchanging certificates representing shares of common stock. After the effective time, each holder of a certificate previously representing shares of our issued and outstanding common stock will, upon surrender to the paying agent of a certificate together with a properly completed letter of transmittal, be entitled to receive $44.50 in cash, without interest, for each share of common stock represented by such certificate. No interest will be paid or accrued on the merger consideration upon the surrender of any certificate for the benefit of the holder of the certificate.

Appraisal Rights

      Under Section 262 of the Delaware General Corporation Law (which we refer to in this document as the “DGCL”), any holder of our common stock who does not wish to accept the $44.50 per share merger consideration may dissent from the merger and elect to exercise appraisal rights. A stockholder who exercises appraisal rights may ask the Delaware Court of Chancery to determine the fair value of his or her shares (exclusive of any element of value arising from the accomplishment or expectation of the merger) and may ask to receive payment of fair value in cash, together with a fair rate of interest, if any, provided that the stockholder complies with the provisions of Section 262 of the DGCL.

      The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by the full text of Section 262 of the DGCL, which we attach to this proxy statement as Appendix C. All references in Section 262 of the DGCL to a “stockholder” and in this summary to a “stockholder” are to the record holder of the shares of our common stock who asserts appraisal rights.

      Under Section 262 of the DGCL, when a merger is submitted for approval at a meeting of stockholders, as in the case of the merger agreement, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement constitutes the notice, and we attach the applicable statutory provisions to this proxy statement as Appendix C. Any holder of our common stock who wishes to exercise appraisal rights or who wishes to preserve the right to do so, should review the following discussion and Appendix C carefully. Failure to comply with the procedures of Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights.

      Stockholders wishing to exercise the right to dissent from the merger and seek an appraisal of their shares must do ALL of the following:

•	The stockholder must NOT vote in favor of the merger agreement. Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote AGAINST the merger agreement or ABSTAIN.

•	The stockholder must deliver to us a written demand for appraisal before the vote on the merger agreement at the special meeting.

•	The stockholder must continuously hold the shares from the date of making the demand through the effective time of the merger. A stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time of the merger.

•	The stockholder must file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares within 120 days after the effective time of the merger.

      Neither voting (in person or by proxy) against, abstaining from voting on or failing to vote on the proposal to adopt the merger agreement will constitute a written demand for appraisal within the meaning of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote.

      Only a holder of record of shares of our common stock, issued and outstanding immediately prior to the effective time of the merger may assert appraisal rights for the shares of stock registered in that holder’s name. A demand for appraisal must be executed by or on behalf of the stockholder of record, fully and correctly, as the stockholder’s name appears on the stock certificates. The demand must specify the stockholder’s name and mailing address, the number of shares of common stock owned and that the stockholder intends to demand appraisal of his or her common stock. Stockholders who hold their shares in brokerage accounts or other nominee forms, and who wish to exercise appraisal rights, should consult with their brokers to determine the appropriate procedures for the nominee holder to make a demand for appraisal of those shares. A person having a beneficial interest in shares held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow properly and in a timely manner the steps necessary to perfect appraisal rights.

      A stockholder who elects to exercise appraisal rights under Section 262 of the DGCL should mail or deliver a written demand to: Charter One Financial, Inc., 1215 Superior Avenue, Cleveland, Ohio, 44114, ATTN: Corporate Secretary.

      If we complete the merger, we will give written notice of the effective time of the merger within 10 days after the effective time of the merger to each of our former stockholders who did not vote in favor of the merger agreement and who made a written demand for appraisal in accordance with Section 262 of the DGCL. Within 120 days after the effective time of the merger, but not later, either the surviving corporation or any dissenting stockholder who has complied with the requirements of Section 262 of the DGCL may file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of our common stock held by all dissenting stockholders. Stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

      Under the merger agreement, we have agreed to give Citizens prompt notice of any demands for appraisal that we receive and any withdrawals of those demands. Citizens will have the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. We will not, except with the prior written consent of Citizens, settle, offer to settle or make any payment with respect to any demands for appraisal.

      Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 of the DGCL to that point in time may receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which we have received demands for appraisal, and the aggregate number of holders of those shares. The surviving corporation must mail this statement to the stockholder within 10 days of receipt of the request or within 10 days after expiration of the period for delivery of demands for appraisals under Section 262 of the DGCL, whichever is later.

      If any party files a petition for appraisal in a timely manner, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and may require the stockholders demanding appraisal who hold certificated shares to submit their stock certificates to the court for notation of the pendency of the appraisal proceedings. If the stockholder fails to comply with the court’s direction, the court may dismiss the proceeding against the stockholder. The Delaware Court of Chancery will thereafter determine the fair value of the shares of our common stock held by dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the merger, but together with a fair rate of interest, if any, to be paid on the amount determined to be fair value.

      In determining the fair value, the Delaware Court of Chancery will take into account all relevant factors. The Delaware Court of Chancery may determine the fair value to be more than, less than or equal to the consideration that the dissenting stockholder would otherwise receive under the merger agreement. If no party files a petition for appraisal in a timely manner, then stockholders will lose the right to an appraisal.

      The Delaware Court of Chancery will determine the costs of the appraisal proceeding and will allocate those costs to the parties as the Delaware Court of Chancery determines to be equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

      Any stockholder who has duly demanded an appraisal in compliance with Section 262 of the DGCL may not, after the effective time of the merger, vote the shares subject to the demand for any purpose or receive any dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares as of a record date prior to the effective time of the merger).

      Any stockholder may withdraw a demand for appraisal and accept the merger consideration by delivering to the surviving corporation a written withdrawal of the demand for appraisal, except that (1) any attempt to withdraw made more than 60 days after the effective time of the merger will require written approval of the surviving corporation and (2) no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and may be subject to such conditions as the Delaware Court of Chancery deems just. If the stockholder fails to perfect, successfully withdraws or loses the appraisal right, the stockholder’s shares will be converted into the right to receive the merger consideration.

BENEFICIAL OWNERSHIP OF CHARTER ONE SECURITIES

      We set forth in the following table information regarding beneficial ownership of our common stock as of July 1, 2004 for (a) each current director, (b) each of the executive officers included in the Summary Compensation Table contained in Charter One’s 2004 annual meeting proxy statement and (c) all directors and executive officers, including those listed in the Summary Compensation Table referred to above, as a group. Except as otherwise noted and subject to applicable community property laws, the directors and the executive officers listed in the Summary Compensation Table referred to above had sole voting and investment power with respect to the securities listed opposite their respective names.

	Shares of		Total Shares
	Common	Stock	Beneficially
Name	Stock	Options	Owned

Directors:

Patrick J. Agnew	70,046	205,898	275,944

Herbert G. Chorbajian	471,788	738,717	1,210,505

Phillip Wm. Fisher	1,775,648	46,480	1,822,128

Denise Marie Fugo(1)	18,766	37,898	56,664

Mark D. Grossi(2)	497,467	746,482	1,243,949

Karen R. Hitchcock, Ph.D.(3)	3,563	47,357	50,920

Charles J. Koch(2)	1,203,456	1,435,551	2,639,007

John D. Koch(2)	682,512	911,619	1,594,131

Barbara J. Mahone	1,575	5,125	6,700

Michael P. Morley(4)	6,353	51,427	57,780

Richard W. Neu(2)	462,720	967,222	1,429,942

Ronald F. Poe	12,995	52,647	65,642

Victor A. Ptak	75,400	7,750	83,150

Melvin J. Rachal	4,405	46,580	50,985

Jerome L. Schostak	2,502,061	59,243	2,561,304

Joseph C. Scully	219,188	205,898	425,086

Mark Shaevsky	77,062	59,243	136,305

Leonard S. Simon(5)	297,308	137,905	435,213

John P. Tierney	10,136	48,987	59,123

Non-Director Officers:

Robert J. Vana(6)	220,577	353,117	573,694

Directors and All Executive Officers as a Group	8,613,026	6,165,146	14,778,172

(1)	Includes 26 stock units under the Charter One deferred compensation plan.

(2)	Includes 83,987 stock units under the Charter One deferred compensation plan.

(3)	Includes 289 stock units under the Charter One deferred compensation plan.

(4)	Includes 675 stock units under the Charter One deferred compensation plan.

(5)	Includes 71 stock units under the Charter One deferred compensation plan.

(6)	Includes 31,495 stock units under the Charter One deferred compensation plan.

      We do not know of any person or group (based on filings pursuant to Section 13(d) or (g) under the Securities Exchange Act of 1934) who beneficially owned more than five percent of the outstanding shares of our common stock as of the record date.

LITIGATION

      In May and June, 2004, four purported stockholder class action lawsuits were filed against Charter One and each of our directors: two in the Court of Common Pleas, Cuyahoga County, Ohio; one in the Circuit Court of Cook County, Illinois; and one in the Court of Chancery of the State of Delaware in and for New Castle County. The lawsuits, Jacob Blaz, et al. v. Charter One Financial, Inc., et al. (Case No. CV04-529358; filed on May 5, 2004), Sidney Tobin, et al. v. Charter One Financial, Inc., et al. (Case No. CV04-529710; filed on May 10, 2004), and Lionel Brazen, et al. v. Charles J. Koch, et al. (Case No. 04CH08036; filed on May 18, 2004) and Lionel Brazen, et al. v. Charles J. Koch, et al. (Filing ID 3736426; filed on June 15, 2004), were filed on behalf of all stockholders other than the defendants, and each of the lawsuits alleges that the defendant board of directors breached its fiduciary duties in connection with approving the merger. As is common in respect of transactions such as the merger, other similar lawsuits containing similar allegations and requests for relief may be filed. The lawsuits seek, among other things, to enjoin or rescind the proposed merger with Citizens and Cardinal Acquisition Corp. In addition, the lawsuits seek to recover unspecified damages and seek the payment of attorneys’ and experts’ fees. We believe these lawsuits to be without merit and intend to defend against them vigorously.

MARKET PRICE OF CHARTER ONE COMMON STOCK AND DIVIDEND INFORMATION

      Charter One common stock is traded on the New York Stock Exchange. The following table sets forth the high and low closing prices of shares of Charter One common stock as reported on the New York Stock Exchange, and the quarterly cash dividends declared per share for the periods indicated (rounded to the nearest cent).

	Market Prices

	High	Low	Dividend(1)

2002

First Quarter	$30.95	$25.19	$0.19

Second Quarter	34.77	29.30	0.21

Third Quarter	33.42	25.81	0.21

Fourth Quarter	31.48	23.89	0.22
2003

First Quarter	30.74	27.05	0.22

Second Quarter	32.59	27.24	0.24

Third Quarter	33.20	30.10	0.26

Fourth Quarter	34.87	30.31	0.26
2004

First Quarter	37.96	32.91	0.26

Second Quarter	44.28	33.33	0.29

Third Quarter (through July 8, 2004)	44.22	44.20

(1)	Pursuant to the merger agreement, until the effective time of the merger, Charter One may declare and pay quarterly dividends on outstanding shares of its common stock at a rate not to exceed $0.29 per share per quarter on ordinary record and payment dates for such dividends in accordance with Charter One’s past dividend practices.

      On May 3, 2004, the last full trading day prior to the public announcement of the merger agreement, the closing price of Charter One common stock on the New York Stock Exchange was $35.68 per share. Charter One stockholders are encouraged to obtain current market quotations for Charter One common stock.

FORWARD-LOOKING STATEMENTS

      This proxy statement, including information incorporated by reference, contains, and future filings by Charter One on Form 10-K, Form 10-Q and Form 8-K and future oral and written statements and press releases by Charter One and its management may contain, forward-looking statements about Charter One which we believe are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements with respect to anticipated future operating and financial performance, including revenue creation, lending origination, operating efficiencies, loan sales, charge-offs and loan loss provisions, deposits and refinancing of liabilities, growth opportunities, interest rates, acquisition and divestiture opportunities and synergies, efficiencies, cost savings and funding advantages expected to be realized from prior acquisitions. These forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. These forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Accordingly, Charter One cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date of this document or the date of any document incorporated by reference in this document.

      Many of these forward-looking statements appear throughout this proxy statement. Words such as may, could, should, would, believe, anticipate, estimate, expect, intend, plan and similar expressions are intended to identify these forward-looking statements. The important factors discussed below, as well as other factors discussed elsewhere in this document and factors identified in our filings with the Securities and Exchange Commission and those presented elsewhere by our management from time to time, could cause actual results to differ materially from those indicated by the forward-looking statements made in this document. Among the factors that could cause our actual results to differ from these forward-looking statements are:

•	the strength of the United States economy in general and the strength of the local economies in which we conduct our operations; general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in the credit quality of our loans and leases and other assets;

•	the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board;

•	financial markets, monetary and interest rate fluctuations, particularly the relative relationship of short-term interest rates to long-term interest rates;

•	the timely development of and acceptance of new products and services of Charter One and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors’ products and services;

•	the impact of changes in financial services laws and regulations (including laws and regulations concerning taxes, accounting standards, banking, securities and insurance); legislative or regulatory changes may adversely affect the business in which we are engaged;

•	the impact of technological changes;

•	our ability to successfully integrate acquisitions into our existing operations, and the availability of new acquisitions, joint ventures and alliance opportunities that build stockholder value;

•	changes in consumer spending and saving habits; and

•	our success at managing the risks involved in the foregoing.

      Charter One disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

FUTURE STOCKHOLDER PROPOSALS

      We intend to hold an annual meeting in 2005 only if the merger is not completed. In order to be eligible for inclusion in Charter One’s proxy materials for next year’s annual meeting of stockholders, if such a meeting be held, any stockholder proposal must be received at Charter One’s executive office at 1215 Superior Avenue, Cleveland, Ohio 44114 on or before November 12, 2004. To be considered for presentation at next year’s annual meeting, if any, stockholder proposals must be received at Charter One’s executive office not less than 60 days nor more than 90 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; except that if less than 70 days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, the stockholder proposal must be received on or before the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of such meeting was made, whichever occurs first. All stockholder proposals for inclusion in Charter One’s future annual meeting proxy materials, if any, will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934 and, as with any stockholder proposal (regardless of whether it is included in Charter One’s proxy materials), Charter One’s certificate of incorporation and bylaws, and Delaware law.

WHERE YOU CAN FIND MORE INFORMATION

      The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement or in later filed documents incorporated by reference in this proxy statement.

      This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our businesses.

Charter One SEC Filings	Period or Date Filed

Annual Report on Form 10-K	Year ended December 31, 2003

Quarterly Reports on Form 10-Q	Quarter ended March 31, 2004

Current Reports on Form 8-K	Two filed on January 20, 2004, and one filed on each of January 21, 2004, January 28, 2004, April 5, 2004, April 19, 2004 and May 10, 2004 (other than those portions furnished under Item 9 or 12 of Form 8-K)

      We also incorporate by reference additional documents that may be filed with the SEC between the date of this proxy statement and the date of the special meeting of stockholders or, if sooner, the termination of the merger agreement. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

      If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us, the SEC or the SEC’s Internet web site as set forth below. You may obtain documents we incorporate by reference from us without charge, other than exhibits, except for those that we have specifically incorporated by reference in this proxy statement. Stockholders may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from us at the following address:

Charter One Financial, Inc.

Investor Relations Department
1215 Superior Avenue
Cleveland, Ohio 44114
(800) 262-6301

      We will send you any of these documents within one business day of your request by first class mail.

      You may also read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at http://www.sec.gov, that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC. Reports, proxy statements and other information relating to Charter One are also available at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

      You should rely only on the information contained in or incorporated by reference into this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement or in any of the materials that have been incorporated by reference into this document. If you are in a jurisdiction where the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. This proxy statement is dated July 9, 2004. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. The mailing of this proxy statement to stockholders does not create any implication to the contrary.

APPENDIX A

AGREEMENT AND PLAN OF MERGER

By and Among
CHARTER ONE FINANCIAL, INC.
CITIZENS FINANCIAL GROUP, INC.
CARDINAL ACQUISITION CORP.
and, solely with respect to Article 11 of this Agreement,
THE ROYAL BANK OF SCOTLAND GROUP PLC
dated as of May 4, 2004

TABLE OF CONTENTS ((1))

(1) The Table of Contents is not a part of this Agreement.

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER dated as of May 4, 2004 among Charter One Financial, Inc., a Delaware corporation (the “Company”), Citizens Financial Group, Inc., a Delaware corporation (“Buyer”), Cardinal Acquisition Corp., a Delaware corporation and a wholly owned Subsidiary of Buyer (“Merger Subsidiary”), and, solely with respect to Article 11 of this Agreement, The Royal Bank of Scotland Group PLC, a public limited liability company incorporated under the laws of Scotland and indirect parent of Buyer (“Holdings”).

      WHEREAS, the respective Boards of Directors of Buyer, Merger Subsidiary and the Company have approved this Agreement and the Merger (as defined below) and deem it advisable and in the best interests of their respective stockholders to consummate the Merger on the terms and conditions set forth herein;

      WHEREAS, Buyer, Merger Subsidiary and the Company desire to make those representations, warranties, covenants and agreements specified herein in connection with this Agreement;

      WHEREAS, Holdings has agreed, pursuant to Section 11.13 hereof, to be jointly and severally liable for the payment of the Merger Consideration (as defined below) and any payment obligation arising from certain breaches of this Agreement by Buyer and Merger Subsidiary; and

      WHEREAS, prior to the execution and delivery of this Agreement, the Board of Directors of the Company has duly amended the Amended and Restated Stockholder Protection Rights Agreement dated as of October 20, 1999 between the Company and BankBoston, N.A., as Rights Agent (the “Rights Agreement”) to provide that (i) the entry into by Buyer, Merger Subsidiary and the Company of this Agreement and (ii) the acquisition of Company Common Stock by Buyer or Merger Subsidiary pursuant to the Merger will not constitute or cause to occur a “Flip-over Transaction or Event”, “Flip-in Date”, “Separation Time” or “Stock Acquisition Date”, or cause Buyer or Merger Subsidiary to be an “Acquiring Person”, pursuant to the Rights Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

      SECTION 1.01.     Definitions. The following terms, as used herein, have the following meanings:

      “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

      “Agreement” means this Agreement and Plan of Merger, together with the Company Disclosure Schedule and the Buyer Disclosure Schedule.

      “Bank Regulator” shall mean any pertinent federal or state Governmental Authority charged with the supervision of banks, thrifts or bank or financial holding companies or engaged in the insurance of bank deposits.

      “BHC Act” means the Bank Holding Company Act of 1956.

      “Business Day” means a day, other than Saturday, Sunday or any other day on which commercial banks in New York, New York or London, England are authorized or required by law to close.

      “Buyer Material Adverse Effect” means a material adverse effect on the ability of Buyer or Merger Subsidiary to timely consummate the Merger and the transactions contemplated by this Agreement.

      “Code” means the Internal Revenue Code of 1986, as amended.

      “Company Balance Sheet” means the consolidated balance sheet of the Company as of December 31, 2003 and the footnotes thereto set forth in the Company 10-K.

      “Company Balance Sheet Date” means December 31, 2003.

      “Company Common Stock” means the common stock, $0.01 par value, of the Company.

      “Company Equity Compensation Plan” means any equity or equity-based compensation plan under which directors, employees, independent contractors or other service providers to the Company and its Affiliates may purchase or otherwise acquire shares of Company Common Stock or receive awards that are based on or may be settled in shares of Company Common Stock.

      “Company Intellectual Property Rights” means all material Intellectual Property Rights owned or licensed and used or held for use by the Company or any of its Subsidiaries.

      “Company Material Adverse Effect” means a material adverse effect on (i) the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole (provided, however, that, with respect to this clause (i), Material Adverse Effect shall not be deemed to include effects to the extent resulting from (a) changes, after the date hereof, in generally accepted accounting principles or regulatory accounting requirements applicable to banks or savings associations and their holding companies generally, (b) changes, after the date hereof, in laws, rules or regulations of general applicability or interpretations thereof by courts or Governmental Authorities, (c) actions or omissions of the Company or any of its Subsidiaries taken with the prior written consent of Buyer or expressly required hereunder, (d) changes, after the date hereof, in general economic or market conditions affecting banks or their holding companies generally or (e) the public disclosure of the transactions contemplated by this Agreement), or (ii) the ability of the Company to timely consummate the transactions contemplated by this Agreement.

      “Company Preferred Stock” means the preferred stock, $0.01 par value, of the Company.

      “Company 10-K” means the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2003.

      “Delaware Law” means the General Corporation Law of the State of Delaware.

      “Dissenting Shareholders” means shareholders exercising appraisal rights pursuant to Section 262 of the Delaware Law.

      “Employee Plan” means any (i) “employee benefit plan”, as defined in Section 3(3) of ERISA; (ii) any employment, consultancy, severance or similar service agreement, plan, arrangement or policy; or (iii) any other plan or arrangement providing for compensation, bonuses, profit-sharing, equity or equity-based compensation or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), medical, dental, vision or prescription benefits, disability or sick leave benefits, life insurance, employee assistance program, workers’ compensation, supplemental unemployment benefits and post-employment or retirement benefits (including compensation, pension or insurance benefits); in each case which is sponsored, maintained, administered, contributed to by the Company or any Affiliate and covers any current or former employee, director or independent contractor of the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has any liability to any current or former employee, director or independent contractor of the Company or any of its Subsidiaries.

      “Environmental Laws” means any federal, state, local or foreign law (including common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement with any Governmental Authority or other third party, relating to human health and safety (as affected by the environment or natural resources), the environment, pollutants, contaminants (including mold or other fungal contaminants), wastes or chemicals or to any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

      “Environmental Permits” means all permits, licenses, franchises, certificates, approvals and other similar authorizations of Governmental Authorities relating to or required by Environmental Laws and affecting, or relating in any way to, the business of the Company or any Subsidiary as currently conducted.

      “ERISA” means the Employee Retirement Income Security Act of 1974.

      “ERISA Affiliate” with respect to the Company means any other entity that, together with the Company, would be treated as a single employer under Section 414 of the Code.

      “FDIC” means the Federal Deposit Insurance Corporation.

      “Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

      “Holdings 20-F” means Holdings’ annual report on Form 20-F for the fiscal year ended December 31, 2003.

      “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

      “Intellectual Property Rights” means any trademark, service mark, trade name, mask work, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right.

      “Joint Venture” means any Person which is not a Subsidiary of the Company and in which (i) the Company, directly or indirectly, owns or controls any shares of any class of the outstanding voting securities or other equity interests, including without limitation, an equity investment, as such term as of the date hereof is defined in the Federal Deposit Insurance Corporation’s rules and regulations at 12 C.F.R. Section 362.2(g), of 5% or more or (ii) the Company or one of its Subsidiaries is a general partner.

      “Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

      “1933 Act” means the Securities Act of 1933.

      “1934 Act” means the Securities Exchange Act of 1934.

      “OCC” means the Office of the Comptroller of Currency.

      “officer” of any Person means any executive officer of such Person within the meaning of Rule 3b-7 of the 1934 Act.

      “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      “Rights” has the meaning given to such term in the Rights Agreement.

      “SEC” means the Securities and Exchange Commission.

      “Subsidiary” means, with respect to any Person, any entity of which (i) if a corporation, securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person or (ii) if a limited liability company, partnership, association or other business entity, a majority of the membership, partnership or other ownership interests thereof are at the time directly or indirectly owned by such Person.

      “Third Party” means any Person other than Buyer or any of its Affiliates.

      “WARN Act” means the Worker Adjustment and Retraining Notification Act.

      Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.

      (b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section

Acquisition Proposal	6.04

Bankruptcy and Equity Exception	4.02

Benefits Transition Date	7.03

Branch Incentive Plan	6.09

Buyer Disclosure Schedule	Article 5

Term	Section

Certificates	2.04

Closing	2.02

Company Disclosure Schedule	Article 4

Company DRIP	2.05

Company Options	2.05

Company Proxy Statement	4.08

Company SEC Documents	4.07

Company Securities	4.05

Company Stockholder Meeting	6.02

Company Subsidiary Securities	4.06

Company Units	2.05

Confidentiality Agreement	6.03

Covered Employees	7.03

Dissenting Shares	2.03

Effective Time	2.01

End Date	10.01

Exchange Agent	2.04

Expenses	11.04

Finance Laws	4.11

GAAP	4.07

Governmental Authority	4.03

Holdings	Recitals

Indemnified Person	7.02

Material Contract	4.13

Merger	2.01

Merger Consideration	2.03

Permits	4.01

Regulatory Applications	4.03

Representatives	6.04

Rights Agreement	Recitals

Significant Stockholders	Recitals

Surviving Corporation	2.01

Tax Return	4.16

Tax	4.16

Taxing Authority	4.16

Termination Fee	11.04

Transaction Agreements	11.10

Transition Committee	6.06

Trust Shares	2.03

United States Bank	2.04

      SECTION 1.02.     Other Definitional and Interpretative Provisions. Unless specified otherwise, in this Agreement the obligations of any party consisting of more than one Person are joint and several. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2

THE MERGER

      SECTION 2.01.     The Merger. (a) At the Effective Time, Merger Subsidiary shall be merged (the “Merger”) with and into the Company in accordance with Delaware Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the “Surviving Corporation”).

      (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions set forth in Article 9, the Company and Merger Subsidiary shall file a certificate of merger with the Delaware Secretary of State and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time (the “Effective Time”) as the certificate of merger is duly filed with the Delaware Secretary of State (or at such later time as may be specified in the certificate of merger).

      (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under Delaware Law.

      SECTION 2.02.     Consummation. Unless this Agreement shall have been terminated and the Merger shall have been abandoned pursuant to Section 10.01, the consummation of the Merger (the “Closing”) shall take place at 10:00 a.m., New York City time, at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, as soon as possible, but in no event later than three Business Days, after satisfaction or waiver (to the extent permitted hereunder) of the conditions set forth in Article 9 (other than those conditions that by their nature are to be satisfied at Closing, but subject to satisfaction or waiver of those conditions), or at such other time or place as Buyer and the Company may agree in writing.

      SECTION 2.03.     Conversion of Shares. At the Effective Time:

      (a) each share of Company Common Stock held by the Company as treasury stock or owned by Buyer or any Subsidiary of Buyer, in each case, immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto; provided that any shares of Company Common Stock (A) held by Buyer or any of its Subsidiaries in connection with any market making or proprietary trading activity or for the account of clients, customers or other Persons, (B) as to which Buyer or any of its Subsidiaries is or may be required to act as a fiduciary or in a similar capacity, (C) shares held by Buyer or the Company or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares in clauses (A), (B) or (C), “Trust Shares”) or (D) the cancellation of which would violate any legal duties or obligations of Buyer or any of its Subsidiaries, in each case, shall not be cancelled but, instead, shall be treated as set forth in Section 2.03(c) below;

      (b) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and

      (c) except as otherwise provided in this Section 2.03 or as provided in Section 2.05 with respect to shares of Company Common Stock as to which appraisal rights have been exercised, each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive in cash from Buyer an amount equal to $44.50, without interest (the “Merger Consideration”).

      SECTION 2.04.     Surrender and Payment. (a) Prior to the Effective Time, Buyer shall appoint an agent, reasonably satisfactory to the Company (the “Exchange Agent”) for the purpose of exchanging for the Merger Consideration certificates representing shares of Company Common Stock (the “Certificates”). Prior to the Effective Time, Buyer shall deposit or cause to be deposited with the Exchange Agent in a separate fund established for the benefit of the holders of shares of Company Common Stock, cash sufficient to pay the aggregate Merger Consideration required to be paid for all of the Certificates at the Effective Time. Any cash deposited with the Exchange Agent shall not be used for any purpose other than as set forth in this Article 2 and shall be invested by the Exchange Agent as directed by Buyer or the Surviving Corporation in: (A) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining term at the time of acquisition thereof not in excess of 90 days, (B) money market accounts or certificates of deposit maturing within 90 days of the acquisition thereof and issued by a bank or trust company organized under the laws of the United States of America or a State thereof having a combined capital surplus in excess of $500,000,000 (a “United States Bank”), (C) commercial paper issued by a domestic corporation and given a rating of no lower than A1 by Standard & Poor’s Corporation and P1 by Moody’s Investors Service, Inc. with a remaining term at the time of acquisition thereof not in excess of 90 days or (D) demand deposits with any United States Bank. The earnings and interest thereon shall be paid to Buyer or as Buyer directs. Promptly after the Effective Time (but in no event later than seven Business Days after the Effective Time), Buyer shall send, or shall cause the Exchange Agent to send, to each holder of record of shares of Company Common Stock at the Effective Time, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent) for use in such exchange.

      (b) Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, the Merger Consideration in respect of the Company Common Stock represented by each such Certificate. Until so surrendered or transferred, as the case may be, each such Certificate shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration.

      (c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer and the Person requesting such payment shall pay to the Exchange Agent any transfer or other similar taxes required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable.

      (d) After the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.

      (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.04(a) (and any interest or other income earned thereon) that remains unclaimed by the holders of shares of Company Common Stock six months after the Effective Time shall be returned to Buyer, upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.04 prior to that time shall thereafter look only to Buyer for payment of the Merger Consideration in respect of such shares without any interest thereon. Notwithstanding the foregoing, Buyer shall not be liable to any holder of shares of Company Common Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of Company Common Stock immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable law, the property of Buyer free and clear of any claims or interest of any Person previously entitled thereto.

      SECTION 2.05.     Company Equity Compensation Plans; Surrender of Company Common Stock by Executive Officers and Directors. (a) At the Effective Time, each outstanding option to purchase shares of Company Common Stock which the Company is obligated to honor, whether through the issuance of shares of Company Common Stock or otherwise, granted under a Company Equity Compensation Plan (each, a “Company Option”), shall be cancelled and the Company shall pay each holder thereof at or promptly after the Effective Time (but in no event later than seven Business Days after the Effective Time) for each such Company Option cancelled an amount in cash (without interest) determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such Company Option by (ii) the number of shares of Company Common Stock subject thereto immediately prior to the Effective Time. In connection therewith, the Company shall provide written notice to each holder of a then outstanding Company Option (whether or not such Company Option is then vested or exercisable), that (A) such Company Option shall be, as at the date of such notice, exercisable in full, (B) such Company Option shall terminate at the Effective Time and (C) if such Company Option is not exercised or otherwise terminated on or before the fifth Business Day prior to the Effective Time, such Company Option shall be treated as set forth in the immediately preceding sentence. Immediately prior to the Effective Time, all outstanding compensatory Company Common Stock units granted under a Company Equity Compensation Plan (collectively, “Company Units”), including the 2004 Senior Executive Stock Unit Deferred Compensation Plan and the Stock Deferred Compensation Plan, shall become fully vested and cease to be subject to any risk of forfeiture or restriction on transferability. At the Effective Time, each Company Unit shall be cancelled, and the Company shall pay each holder thereof at or promptly after the Effective Time (but in no event later than seven Business Days after the Effective Time) for each such Company Unit cancelled an amount in cash (without interest) determined by multiplying (i) the Merger Consideration by (ii) the number of shares of Company Common Stock subject thereto immediately prior to the Effective Time.

      (b) The Company has taken all action as is necessary to provide that (i) from and after the date of this Agreement, no new participants shall be permitted to enroll in the Company’s automatic dividend reinvestment plan (the “Company DRIP”) and the Company shall direct BankBoston N.A., as transfer agent under the Company DRIP, to stop accepting Authorization Cards (as described in the Company DRIP) and (ii) no later than three Business Days prior to the date on which the Effective Time occurs, no further shares of Company Common Stock will be purchased under the Company DRIP. Immediately prior to the Effective Time and subject to the consummation of the Merger, the Company shall terminate the Company DRIP.

      (c) Prior to the Effective Time, the Company shall adopt such resolutions that are necessary to give effect to the transactions contemplated by this Section 2.05.

      (d) The board of directors of the Company shall adopt such resolutions necessary to provide that the surrender of any Company Common Stock, Company Options and Company Units by each officer and director of the Company who is subject to Section 16 of the 1934 Act shall be an exempt transaction pursuant to Rule 16b-3 under the 1934 Act.

      SECTION 2.06.     Dissenters’ Rights. Notwithstanding anything in this Agreement to the contrary, if any Dissenting Shareholder shall demand to be paid the “fair value” of such holder’s shares of Company Common Stock, as provided in Section 262 of the Delaware Law, such shares shall not be converted into or exchangeable for the right to receive the Merger Consideration except as provided in this Section 2.06, and the Company shall give Buyer notice thereof and Buyer shall have the right to participate in all negotiations and proceedings with respect to any such demands. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Buyer, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Shareholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the shares of Company Common Stock held by such Dissenting Shareholder shall thereupon be treated as though such shares had been converted into the Merger Consideration pursuant to Section 2.03.

      SECTION 2.07.     Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur, including by reason of any reclassification, recapitalization, stock split (including a reverse stock split) or combination, exchange, subdivision or readjustment of shares, or any stock dividend thereon with a record date during such period or issuer tender or exchange offer or other similar transaction, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

      SECTION 2.08.     Withholding Rights. Each of the Surviving Corporation and Buyer shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article 2 such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the Surviving Corporation or Buyer, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock, Company Options or Company Units in respect of which the Surviving Corporation or Buyer, as the case may be, made such deduction and withholding.

      SECTION 2.09.     Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock represented by such Certificate, as contemplated by this Article 2.

ARTICLE 3

THE SURVIVING CORPORATION

      SECTION 3.01.     Alternative Transaction Structures. Notwithstanding anything that may be deemed to be to the contrary contained herein, at its election, Buyer may change, and the Company shall cooperate in such efforts (including, without limitation, by entering into an appropriate amendment to this Agreement), the method of effecting the combination with the Company, including to provide for a merger of the Company into Buyer or any Subsidiary of Buyer or to substitute any of Buyer’s direct or indirect wholly owned Subsidiaries of Buyer or Merger Subsidiary organized under the laws of Delaware as a constituent corporation in the Merger; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of shares of Company Common Stock as provided for in this Agreement, (ii) materially impede or delay consummation of the transactions contemplated by this Agreement or (iii) otherwise adversely affect the stockholders of the Company.

      SECTION 3.02.     Certificate of Incorporation. The certificate of incorporation of the Company in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with Delaware Law.

      SECTION 3.03.     Bylaws. The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with Delaware Law.

      SECTION 3.04.     Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Except as set forth in the Disclosure Schedule (subject to Section 11.10(c)) delivered by the Company to Buyer contemporaneously with the execution and delivery of this Agreement (the “Company Disclosure Schedule”), the Company represents and warrants to Buyer that:

      SECTION 4.01.     Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals (collectively, “Permits”) required to carry on its business as now conducted, except for those Permits the absence of which would not have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly registered as a financial holding company under the BHC Act. The Company has heretofore made available to Buyer true and complete copies of the certificate of incorporation and bylaws of the Company as currently in effect.

      SECTION 4.02.     Corporate Authorization. (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company’s corporate powers and, except for the required approval of the Company’s stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any of the Company’s capital stock necessary in connection with the consummation of the Merger. This Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

      (b) At a meeting duly called and held on May 4, 2004, the Company’s Board of Directors has (i) unanimously determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Company’s stockholders, (ii) unanimously approved and adopted this Agreement and the transactions contemplated hereby, (iii) approved and adopted an amendment to the Rights Agreement to render the Rights inapplicable to the Merger, this Agreement and the transactions contemplated hereby, (iv) unanimously resolved to recommend approval and adoption of this Agreement by its stockholders and (v) directed that this Agreement be submitted to the Company’s stockholders for their adoption.

      SECTION 4.03.     Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official, authority or instrumentality (each, a “Governmental Authority”), domestic, foreign or supranational, other than (i) the filing of a certificate of merger with respect to the Merger with the Secretary of State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) the filing of an application by Buyer with the Massachusetts Board of Bank Incorporation (and, in connection with such application, an application with the Massachusetts Housing Partnership Fund), an application by Buyer on Form FR Y-3 with the Federal Reserve Board and the other filings and actions listed in Section 4.03 of the Company Disclosure Schedule (together, the “Regulatory Applications”), (iii) compliance with any applicable requirements of the HSR Act, (iv) compliance with any applicable requirements of the 1934 Act, and any other applicable securities laws, whether state or foreign, and (v) any actions or filings the absence of which would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, the Company knows of no reason why all regulatory approvals from any Governmental Authority required for the consummation of the transactions contemplated by this Agreement should not be obtained on a timely basis.

      SECTION 4.04.     Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company or the comparable governing instruments of any of its Subsidiaries, (ii) assuming compliance with the matters referred to in Section 4.03, contravene, conflict with or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order, or decree applicable to the Company or any of its Subsidiaries, (iii) require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except for such contraventions, conflicts and violations referred to in clause (ii) and for such failures to obtain any such consent or other action, defaults, terminations, cancellations, accelerations, changes, losses or Liens referred to in clauses (iii) and (iv) that would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

      SECTION 4.05.     Capitalization. (a) The authorized capital stock of the Company consists of 360,000,000 shares of Company Common Stock and 20,000,000 shares of Company Preferred Stock. As of the close of business on May 3, 2004, there were outstanding 223,800,732 shares of Company Common Stock, no shares of Company Preferred Stock, compensatory stock options to purchase an aggregate of 26,617,611 shares of Company Common Stock (of which options to purchase an aggregate of 13,785,100 shares of Company Common Stock were vested) and compensatory units with respect to 365,013 shares of Company Common Stock (of which, no units with respect to shares of Company Common Stock were vested). The Company has no shares of capital stock reserved for issuance, except that, as of May 3, 2004, there were 3,600,000 shares of Company Preferred Stock reserved for issuance pursuant to the Rights Agreement, and 31,139,413 shares of Company Common Stock reserved for issuance pursuant to the Company Equity Compensation Plans. A true and complete copy of the Rights Agreement as in effect as of the date hereof has been made available to Buyer. Section 4.05 of the Company Disclosure Schedule contains a true and complete list as of May 3, 2004 of the number of outstanding Company Options, the exercise price of all Company Options and number of shares of Company Common Stock issuable at such exercise price. All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to the Company Equity Compensation Plans will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are fully paid and nonassessable. No Subsidiary of the Company owns any shares of capital stock of the Company, other than shares held in a trust or fiduciary capacity or Trust Shares.

      (b) Except as set forth in this Section 4.05 and for changes since May 3 2004 resulting from the exercise of employee stock options outstanding on such date or the distribution of shares in satisfaction of Company Units outstanding on such date, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights (other than the Rights) to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the “Company Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities.

      SECTION 4.06.     Subsidiaries. (a) Each Subsidiary of the Company is a corporation, limited liability company or similar corporate entity duly incorporated, validly existing and in good standing (where such concept exists) under the laws of its jurisdiction of incorporation, has all corporate powers and all Permits required to carry on its business as now conducted, except for those Permits the absence of which would not have, individually or in the aggregate, a Company Material Adverse Effect. Each such Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, a Company Material Adverse Effect. All material Subsidiaries of the Company and their respective jurisdictions of incorporation are identified in the Company 10-K and all Joint Ventures are identified in Schedule 4.06 of the Company Disclosure Schedule.

      (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary of the Company and each Joint Venture, is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company or (ii) options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Subsidiary of the Company (the items in clauses (i) and (ii) being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

      Section 4.07. SEC Filings; Financial Statements. (a) The Company has made available to Buyer (i) the Company’s annual reports on Form 10-K for its fiscal years ended December 31, 2003, 2002 and 2001, (ii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since December 31, 2003, and (iii) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 2003 (the documents referred to in this Section 4.07(a), collectively, the “Company SEC Documents”). The Company has filed all reports, schedules, forms, statements and other documents (including exhibits, material agreements and other information incorporated therein) required to be filed by the Company with the SEC since December 31, 2002.

      (b) As of its filing date, each Company SEC Document complied, and each such Company SEC Document filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

      (c) As of its filing date (or, if amended or superceded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document filed pursuant to the 1934 Act did not, and each such Company SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

      (d) Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

      (e) Each of the consolidated balance sheets included in or incorporated by reference into the Company SEC Documents (including the related notes and schedules) filed prior to the date of this Agreement fairly presents, and, if filed after the date of this Agreement, will fairly present, the consolidated financial position of the Company and its consolidated Subsidiaries, as of its date, and each of the consolidated statements of operations, cash flows and of changes in shareholders’ equity included in or incorporated by reference into the Company SEC Documents (including any related notes and schedules) fairly presents, and, if filed after the date of this Agreement, will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its consolidated Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments in amounts materially consistent with past experience), in each case in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied during the periods involved, except as may be noted therein.

      (f) The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

      (g) The management of the Company has (x) implemented disclosure controls and procedures (as defined in Rule 13a-15(e) of the 1934 Act) to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the management of the Company by others within those entities, and (y) has disclosed, based on its most recent evaluation, to the Company’s outside auditors and the audit committee of the Board of Directors of the Company (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the 1934 Act) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. A summary of any of those disclosures made by management to the Company’s auditors and audit committee is set forth in Section 4.07(f) of the Company Disclosure Schedule.

      (h) Since July 30, 2002, (x) through the date hereof, neither the Company nor any of its Subsidiaries nor, to the knowledge of the officers of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (y) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors of the Company or any committee thereof or to any director or officer of the Company.

      SECTION 4.08.     Disclosure Documents. The proxy or information statement of the Company to be filed with the SEC in connection with the Merger (the “Company Proxy Statement”) and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the 1934 Act. At the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, and at the time such stockholders vote on adoption of this Agreement, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.08 will not apply to statements or omissions included in the Company Proxy Statement based upon information relating to Buyer or its Affiliates furnished to the Company in writing by Buyer or its Affiliates specifically for use therein.

      SECTION 4.09.     Absence of Certain Changes. Since the Company Balance Sheet Date, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been:

      (a) any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; or

      (b) any action taken by the Company or any of its Subsidiaries from the Company Balance Sheet Date through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 6.01.

      SECTION 4.10.     Litigation and Liabilities. There are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the officers of the Company, threatened against the Company or any of its Subsidiaries or Affiliates, or (ii) litigations, arbitrations, investigations or other proceedings, or injunctions or final judgments relating thereto, pending or, to the knowledge of the officers of the Company, threatened against the Company or any of its Subsidiaries or Affiliates before any Governmental Authority, including, without limitation, the Federal Reserve Board, the OCC or the FDIC, except in the case of either clause (i) or (ii), for those that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. None of the Company, any of its Subsidiaries or any of its Affiliates is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any Governmental Authority which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

      (b) There are no liabilities or obligations of the Company or any Subsidiary of the Company, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, or any other facts or circumstances that would reasonably be expected to result in any obligations or liabilities of, the Company or any of its Subsidiaries, other than:

(i) liabilities or obligations to the extent reflected or fully reserved against on the Company Balance Sheet or reasonably apparent in the notes thereto;

(ii) liabilities or obligations incurred in the ordinary course of business since the Company Balance Sheet Date; or

(iii) liabilities or obligations that, individually or in the aggregate, would not be reasonably expected to have a Company Material Adverse Effect.

      Section 4.11.     Compliance with Laws and Court Orders; Reporting Requirements. (a) The Company and each of its Subsidiaries (i) is and has been in compliance with the terms of the Permits required to carry on its business as now conducted and (ii) is and has been in compliance with, and to the knowledge of the officers of the Company is not under investigation with respect to and has not been threatened in writing or, to the knowledge of the officers of the Company, otherwise been threatened, to be charged with or given written notice of any violation of, any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree (including, but not limited to, the USA PATRIOT Act of 2001), in each case, except for failures to comply or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since December 31, 2000, the Company and its Subsidiaries have timely filed all material reports required to be filed with (i) the Federal Reserve Board, (ii) the OCC, (iii) the FDIC and (iv) any other Bank Regulator.

      (b) Except as would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, each of the Company and its Subsidiaries have properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable state and federal law and regulation and common law. None of the Company, any of its Subsidiaries, or any director, officer or employee of the Company or any of its Subsidiaries, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account that would reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect and, except as would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

      (c) Except for normal periodic examinations conducted by a Bank Regulator in the regular course of the business of the Company and its Subsidiaries, since December 31, 2000, no Bank Regulator has initiated any proceeding or, to the knowledge of the officers of the Company, investigation into any part of the business or operations of the Company or any of its Subsidiaries.

      (d) The business and operations of the Company and of each of the Company’s Subsidiaries through which the Company conducts its finance activities (including mortgage banking and mortgage lending activities and consumer finance activities, which consumer finance activities include direct and indirect automobile lending, banking, home equity operations and consumer financial services (together, the “Company Finance Subsidiaries”)), have been conducted in compliance with all applicable statutes and regulations regulating the business of consumer lending, including state usury laws, the Truth in Lending Act, Real Estate Settlement Procedures Act of 1974, the Consumer Credit Protection Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Homeowners Ownership and Equity Protection Act, the Fair Debt Collections Act and other federal, state, local and foreign laws regulating lending (“Finance Laws”), and have complied with all applicable collection practices in seeking payment under any loan or credit extension of such Company Finance Subsidiaries except, in each case, for such failures to comply as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. In addition, there is no pending or, to the knowledge of the officers of the Company, threatened charge by any Governmental Authority that any of the Company Finance Subsidiaries has violated, nor any pending or, to the knowledge of the officers of the Company, threatened investigation by any Governmental Authority with respect to possible violations of, any applicable Finance Laws where such violations would, either individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

      SECTION 4.12.     Bank Capitalization. Each depository institution that is a Subsidiary of the Company is “well capitalized”, as such term is defined in the rules and regulations promulgated by the OCC. Each depository institution that is a Subsidiary of the Company has received at least a “satisfactory” rating under the Community Reinvestment Act at its most recent examination. The Company is “well capitalized” as such term is defined in the Federal Reserve Board’s Regulation Y.

      SECTION 4.13.     Material Contracts. Each contract requiring aggregate annual payments to be made to or by the Company in excess of $500,000 and each other “material contract” (as defined in Item 601(b)(10) of Regulation S-K under the 1933 Act), in each case, to which the Company or one of its Subsidiaries is a party (each such contract, a “Material Contract”) is a valid, binding and enforceable obligation of the Company or its Subsidiary, as the case may be, and is in full force and effect, except where the failure to be valid, binding and enforceable and in full force and effect would not reasonably be expected to have a Company Material Adverse Effect. None of the Company nor any of its Subsidiaries is (i) in default or violation of any term, condition or provision of any Material Contract, except for any defaults or violations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (ii) party to, or bound by, any agreement or arrangement (including any agreement with any Bank Regulator) that (x) expressly limits or otherwise restricts the ability of the Company or such Subsidiary to compete in, or conduct, any line of business or to compete with any Person, in each case in any geographic area or during any period of time, in any material respect, or (y) adversely affects, in any material respect, the conduct of the Company’s and its Subsidiaries’ business, taken as a whole, as currently conducted.

      SECTION 4.14.     Fees. Except for Lehman Brothers Inc., a copy of whose engagement agreement has been provided to Buyer (the “Engagement Letter”), there is no investment banker, broker, finder or other intermediary who might be entitled to any fee or commission from the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement. The Engagement Letter has not been amended, and will not be amended, without the prior consent of Buyer. The estimated fees and expenses of Lehman Brothers Inc. and legal counsel to the Company have been disclosed in writing to Buyer.

      SECTION 4.15.     Opinion of Financial Advisor. The Company has received the opinion of Lehman Brothers Inc., financial advisor to the Company, to the effect that, as of the date of this Agreement, the Merger Consideration is fair to the Company’s stockholders from a financial point of view.

      SECTION 4.16.     Taxes. (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i) all Tax Returns of the Company or any of its Subsidiaries required to be filed on or before the date hereof (taking into account any applicable extensions) have been filed when due in accordance with all applicable laws, and all such Tax Returns are, or shall be at the time of filing, true and complete;

(ii) the Company and each of its Subsidiaries has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Taxing Authority all Taxes due and payable (including applicable employee payroll Taxes), or, where payment is not yet due or where such Taxes are being challenged in good faith, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate accrual for all Taxes through the end of the last period for which the Company and its Subsidiaries ordinarily record items on their respective books;

(iii) the income and franchise Tax Returns of the Company and its Subsidiaries through the Tax year ended December 31, 1999 have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired;

(iv) there is no claim, audit, action, suit, proceeding or investigation now pending or threatened in writing against or with respect to the Company or its Subsidiaries in respect of any Tax or Tax asset;

(v) none of the Company or any of its Subsidiaries has any liability for Taxes of any other Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as transferee or successor, by contract, or otherwise; and

(vi) the Company and its Subsidiaries are not bound by any Tax sharing or Tax allocation agreement or arrangement (other than any such agreement or arrangement solely between the Company and its Subsidiaries).

      (b) During the three-year period ending on the date hereof, neither the Company nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

      (c) Schedule 4.16(c) contains a list of all jurisdictions (whether foreign or domestic) in which the Company or any of its Subsidiaries currently files income or franchise Tax Returns.

      (d) “Tax” means any tax or other like assessment or charge of any kind whatsoever (including withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Authority (domestic or foreign) responsible for the imposition of any such tax (a “Taxing Authority”). “Tax Return” means any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority with respect to Taxes, including information returns, any documents accompanying payments of estimated Taxes, or requesting or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

      SECTION 4.17.     Intellectual Property. No Company Intellectual Property Right owned, or to the knowledge of the officers of the Company leased, by the Company or any of its Subsidiaries is subject to any outstanding judgment, injunction, order, decree or agreement restricting the use thereof by the Company or any of its Subsidiaries or restricting the licensing thereof by the Company or any of its Subsidiaries to any Person, except for any judgment, injunction, order, decree or agreement which would not reasonably be expected to have a Company Material Adverse Effect. Since the Company Balance Sheet Date, neither the Company nor any of its Subsidiaries has been a defendant in any action, suit, investigation or proceeding relating to, or otherwise has been notified in writing of, any alleged claim of infringement of any Intellectual Property Right of the Company or any of its Subsidiaries that, if determined or resolved adversely in accordance with the plaintiff’s demands, would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries have no outstanding material claim or suit for any continuing infringement by any other Person of any Company Intellectual Property Rights.

      SECTION 4.18.     Personnel Matters. (a) Section 4.18(a) of the Company Disclosure Schedule contains a correct and complete list identifying each material Employee Plan. Copies of each such Employee Plan and any amendments thereto have been furnished or made available to Buyer, and copies of, to the extent applicable, any related trust or funding agreements or insurance policies, amendments thereto, prospectuses or summary plan descriptions relating thereto and the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) and tax return (Form 990) prepared in connection therewith have been furnished or made available to Buyer. All employees and independent contractors of the Company and its Subsidiaries are employed or provide services within the United States.

      (b) As of December 31, 2003, the fair market value of the assets of each Employee Plan subject to Title IV of ERISA, excluding for these purposes any accrued but unpaid contributions, exceeded the present value of all benefits accrued under such Title IV Plan determined on a termination basis using the actuarial assumptions and valuations most recently used for the purpose of funding such Employee Plan. No “accumulated funding deficiency”, as defined in Section 412 of the Code, has been incurred with respect to any Employee Plan subject to such Section 412, whether or not waived. No material “reportable event”, within the meaning of Section 4043 of ERISA and no event described in Section 4062 or 4063 of ERISA, has occurred in connection with any Employee Plan. Neither the Company nor any of its ERISA Affiliates has (i) engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA or (ii) incurred, or reasonably expects to incur prior to the Effective Time, (A) any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA or (B) any liability under Section 4971 of the Code that in either case could reasonably be expected to become a liability of the Company or any Subsidiary or Buyer or any of its ERISA Affiliates after the Closing. No condition exists that could constitute grounds for termination by the Pension Benefit Guaranty Corporation of any Employee Plan that is subject to Title IV of ERISA. The assets of the Company and all of its Subsidiaries are not now, nor are they reasonably expected after the passage of time to be, subject to any material Lien imposed under Section 412(n) of the Code by reason of a failure of any of Seller, its Affiliates, the Company or any Subsidiary to make timely installments or other payments required under Section 412 of the Code.

      (c) Neither the Company nor any ERISA Affiliate nor any predecessor thereof contributes to, or in the six years prior to the date hereof has contributed to, any multiemployer plan, as defined in Section 3(37) of ERISA.

      (d) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code has either received a favorable determination letter, or has pending or has time remaining in which to file, an application for such determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination would reasonably be expected to be revoked or not be reissued. The Company has made available to Buyer copies of the most recent Internal Revenue Service determination letters with respect to each such Employee Plan. Each Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including ERISA and the Code, which are applicable to such Employee Plan. No material events have occurred with respect to any Employee Plan that would reasonably be expected to result in payment or assessment by or against the Company of any material excise taxes under Sections 4972, 4975, 4976, 4977, 4979, 4980B, 4980D, 4980E or 5000 of the Code.

      (e) No Employee Plan exists that, as a result of the transactions contemplated by this Agreement (whether alone or in connection with other events), could result in the payment to any current or former employee, director or independent contractor of the Company or any of its Subsidiaries of any money or other property or could result in the acceleration or provision of any other rights or benefits to any current or former employee, director or independent contractor of the Company or any of its Subsidiaries, whether or not such payment, right or benefit would constitute a “parachute payment” within the meaning of Section 280G of the Code. No Employee Plan exists that could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 162(m) of the Code, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

      (f) Neither the Company nor any of its Subsidiaries has any liability in respect of post-retirement health, medical or life insurance benefits for former or current employees of the Company or its Subsidiaries, except as required to avoid excise tax under Section 4980B of the Code or as otherwise required by applicable law.

      (g) There has been no amendment to, or announcement (whether or not written) by the Company or any of its Affiliates relating to, or change in employee participation or coverage under, an Employee Plan which would increase materially the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 2003.

      (h) Neither the Company nor any of its Subsidiaries is or in the six years prior to the date hereof has been a party to or subject to, or is currently negotiating in connection with entering into, any collective bargaining agreement or other contract or understanding with a labor union or organization. Furthermore, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) there are no unfair labor practice charges or complaints, or representation claims or petitions, against the Company or any of its Subsidiaries pending before the National Labor Relations Board and (ii) there are no labor strikes, slowdowns or stoppages actually pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries.

      (i) All contributions required to be made to any Employee Plan by applicable law or regulation or by any plan document for any period ending as of the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, are or will be fully accrued for and reflected as a liability on the most recent financial statements of the Company.

      (j) There is no action, suit, investigation, audit or proceeding pending against or involving or, to the knowledge of the officers of the Company, threatened against or involving, any Employee Plan before any court or arbitrator or any Governmental Authority inside or outside the jurisdiction of the United States.

      (k) The Company and its Subsidiaries have complied with all applicable laws relating to labor and employment, including those relating to wages, hours, collective bargaining, unemployment compensation, worker’s compensation, equal employment opportunity, age and disability discrimination, immigration control, employee classification, information privacy and security, and continuation coverage with respect to group health plans, except for such compliance the failure of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

      (l) Since December 31, 2003, neither the Company nor any of its Subsidiaries has effectuated (i) a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries; (ii) a “mass layoff” (as defined in the WARN Act); or (iii) such other transaction, layoff, reduction in force or employment terminations sufficient in number (standing alone) to trigger application of any similar state or local law that could reasonably be expected to result in a material liability of the Company and its Subsidiaries.

      SECTION 4.19.     Environmental Matters. (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review (or any basis therefor) is pending or, to the knowledge of the officers of the Company, is threatened by any Governmental Authority or other Person relating to or arising out of any Environmental Law;

(ii) the Company and its Subsidiaries are and have been in compliance with all Environmental Laws (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980) and all Environmental Permits; and

(iii) there are no liabilities of or relating to the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis for any such liability.

      (b) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which any of the officers of the Company has knowledge in relation to the current or prior business of the Company or any of its Subsidiaries or any property or facility now or previously owned or leased by the Company or any of its Subsidiaries that has not been delivered to Buyer at least two days prior to the date hereof.

      (c) For purposes of this Section 4.19, the terms “Company” and “Subsidiaries” shall include any entity that is, in whole or in part, a predecessor of the Company or any of its Subsidiaries.

      SECTION 4.20.     Property and Leases. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement, the Company or one of its Subsidiaries (a) has good and marketable title to all real property assets, and good title to all other assets, in each case, reflected in the latest audited balance sheet included in such Company SEC Documents as being owned by the Company or one of its Subsidiaries or acquired after the date thereof which are listed on Section 4.20 of the Company Disclosure Schedule (except properties sold or otherwise disposed of since the date thereof listed on Section 4.20 of the Company Disclosure Schedule or sold after the date hereof in the ordinary course of business), free and clear of all Liens of any nature whatsoever, except (i) statutory Liens securing payments not yet due, (ii) Liens on assets of Subsidiaries of the Company which are banks incurred in the ordinary course of their banking business and (iii) such imperfections or irregularities of title and Liens as do not materially affect the current use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties as currently conducted, and (b) is the lessee of all leasehold real estate reflected in the latest audited financial statements included in such Company SEC Documents or acquired after the date thereof which are listed in Section 4.20 of the Company Disclosure Schedule (except for those leases that have expired by their terms since the date thereof, which are listed on Section 4.20 of the Company Disclosure Schedule, or that expire by their terms after the date hereof) and is in possession of the properties purported to be leased thereunder, and each such lease is valid without material default thereunder by the lessee or, to the knowledge of the officers of the Company, the lessor.

      SECTION 4.21.     Derivative Transactions. (a) Except as would not, either individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all Derivative Transactions (as defined below) entered into by the Company or any of its Subsidiaries were entered into in accordance with applicable rules, regulations and policies of any Bank Regulator or other regulatory authority with jurisdiction over the Company or any of its Subsidiaries, and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by the Company and its Subsidiaries, and were entered into with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions. The Company and each of its Subsidiaries have duly performed all of their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and, to the knowledge of the officers of the Company, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder except for such breaches, violations or defaults that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries have adopted policies and procedures consistent in all material respects with the publications of Governmental Authorities with respect to their derivatives program.

      (b) For purposes of this Section 4.20, “Derivative Transactions” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions; provided, that, for the avoidance of doubt, the term “Derivative Transactions” shall not include any Company Options.

      SECTION 4.22.     Broker/ Dealer Status. (a) The Company’s broker-dealer Subsidiaries (the “Company B/Ds”) are duly registered as broker-dealers under the 1934 Act and are duly registered, licensed or qualified as broker-dealers in all jurisdictions where such registration, licensing or qualification is required in order to conduct its business, except where the failure to be so registered, licensed or qualified would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each such registration, license or qualification is in full force and effect and in good standing. Each Company B/ D is in good standing with the National Association of Securities Dealers. Each Company B/ D and each of their managers, directors, officers, employees and registered persons with respect to their service has been, and is, in compliance, in the conduct of its business, with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto except for such failures to comply as would not reasonably be expected, individually or in the aggregate, to result in a Company Material Adverse Effect.

      (b) The Company and its Subsidiaries do not have any currently outstanding or previously communicated customer complaints (whether written or oral) that are currently subject to, or reasonably likely to result in or become subject to, any material litigation, arbitration or other proceeding, whether civil, governmental or otherwise.

      SECTION 4.23.     Antitakeover Statutes and Rights Agreement. (a) No “fair price”, “moratorium”, “control share acquisition” or other similar anti-takeover statute or regulation or any similar provision in the Company’s certificate of incorporation (including, without limitation, Articles Sixth, Tenth and Thirteenth) or bylaws is, or at the Effective Time will be, applicable to the shares of Company Common Stock or the capital stock of the Surviving Corporation, the Merger or the other transactions contemplated by this Agreement and neither Buyer, Merger Subsidiary of any of Buyer’s Affiliates will be deemed to be an “Interested Person” or

“Related Person” thereunder. The Board of Directors of the Company has taken or caused to be taken all action so none of Buyer, Merger Subsidiary or any of Buyer’s Affiliates will be prohibited from entering into a “business combination” with the Company or any of its Affiliates as an “interested stockholder” (in each case as such term is used in Section 203 of the DGCL), or will be an “Interested Person” or a “Related Person” under any provision of the Company’s certificate of incorporation, as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

      (b) The Company has taken all action necessary to (i) render the Rights issued pursuant to the terms of the Rights Agreement inapplicable to the Merger, this Agreement and the transactions contemplated hereby and (ii) ensure that (A) neither Buyer, Merger Subsidiary nor any of their Affiliates is an “Acquiring Person” (as defined in the Rights Agreement) and (B) none of a “Flip-over Transaction or Event”, “Flip-in Date”, “Separation Time” or “Stock Acquisition Date” (each as defined in the Rights Agreement) shall occur by reason of the approval or execution of this Agreement, the announcement or consummation of the Merger or the consummation of any of the other transactions contemplated by this Agreement.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to the Company that:

      SECTION 5.01.     Corporate Existence and Power. Each of Buyer and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all Permits required to carry on its business as now conducted, except for those Permits the absence of which would not have, individually or in the aggregate, a Buyer Material Adverse Effect. Each of Buyer and Merger Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, a Buyer Material Adverse Effect. Buyer has heretofore made available to the Company true and complete copies of the certificate of incorporation and bylaws of Buyer and Merger Subsidiary as currently in effect. Merger Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement.

      SECTION 5.02.     Corporate Authorization. The execution, delivery and performance by Buyer and Merger Subsidiary of this Agreement and the consummation by Buyer and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of Buyer and Merger Subsidiary and have been duly authorized by all necessary corporate action on the part of Buyer, Merger Subsidiary, Holdings and their Affiliates. This Agreement is a valid and binding agreement of each of Buyer and Merger Subsidiary enforceable against Buyer and Merger Subsidiary in accordance with its terms, subject to the Bankruptcy and Equity Exception.

      SECTION 5.03.     Governmental Authorization. The execution, delivery and performance by Buyer and Merger Subsidiary of this Agreement and the consummation by Buyer and Merger Subsidiary of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority, domestic, foreign or supranational, other than (i) the filing of a certificate of merger with respect to the Merger with the Secretary of State of Delaware and appropriate documents with the relevant authorities of other states in which Buyer is qualified to do business, (ii) the Regulatory Applications, (iii) compliance with any applicable requirements of the HSR Act, (iv) compliance with any applicable requirements of the 1934 Act and any other securities laws, whether state or foreign, and (v) any actions or filings the absence of which would not be reasonably expected to have, individually or in the aggregate, a Buyer Material Adverse Effect. As of the date of this Agreement, neither Buyer nor Merger Subsidiary knows of no reason why all regulatory approvals from any Governmental Authority required for the consummation of the transactions contemplated by this Agreement should not be obtained on a timely basis.

      SECTION 5.04.     Non-contravention. The execution, delivery and performance by Buyer and Merger Subsidiary of this Agreement and the consummation by Buyer and Merger Subsidiary of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Buyer or Merger Subsidiary or the comparable governing instruments of any of Buyer’s other Subsidiaries, (ii) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, could become a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Buyer or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon Buyer or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Buyer and its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of Buyer or any of its Subsidiaries, except for such contraventions, conflicts and violations referred to in clause (ii) and for such failures to obtain any such consent or other action, defaults, terminations, cancellations, accelerations, changes, losses or Liens referred to in clauses (iii) and (iv) that would not be reasonably expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

      SECTION 5.05.     SEC Reports; Financial Statements. (a) Buyer has made available to the Company (i) Holdings’ annual reports on Form 20-F for its fiscal years ended December 31, 2003, 2002 and 2001, (ii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of Holdings held since December 31, 2003, and (iii) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 2003 (the documents referred to in this Section 5.05, collectively, the “Holdings SEC Documents”). Holdings has filed all reports, schedules, forms, statements and other documents (including exhibits, material agreements and other information incorporated therein) required to be filed by Holdings with the SEC since December 31, 2002.

      (b) As of its filing date, each Holdings SEC Document complied, and each such Holdings SEC Document filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

      (c) As of its filing date (or, if amended or superceded by a filing prior to the date hereof, on the date of such filing), each Holdings SEC Document filed pursuant to the 1934 Act did not, and each such Holdings SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

      (d) Each Holdings SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

      (e) Each of the consolidated balance sheets included in or incorporated by reference into the Holdings SEC Documents (including the related notes and schedules) filed prior to the date of this Agreement fairly presents, and, if filed after the date of this Agreement, will fairly present, the consolidated financial position of the Holdings and its consolidated Subsidiaries respective Subsidiaries, as of its date, and each of the consolidated statements of operations, cash flows and of changes in shareholders’ equity included in or incorporated by reference into the Holdings SEC Documents (including any related notes and schedules) fairly presents, and, if filed after the date of this Agreement, will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of Holdings and its consolidated Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments in amounts consistent with past experience), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

      SECTION 5.06.     Disclosure Documents. None of the information relating to Buyer or its Affiliates provided by Buyer or its Affiliates for inclusion in the Company Proxy Statement or any amendment or supplement thereto, at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time the stockholders vote on adoption of this Agreement, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

      SECTION 5.07.     Compliance with Laws and Court Orders. Buyer and each of its Subsidiaries (i) is and has been in compliance with the terms of the Permits required to carry on its business as now conducted and (ii) is and has been in compliance with, and to the knowledge of Buyer is not under investigation with respect to and has not been threatened in writing or, to the knowledge of Buyer, otherwise been threatened, to be charged with or given written notice of any violation of, any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree (including, but not limited to, the USA PATRIOT Act of 2001), in each case, except for failures to comply or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

      (b) Except as would not reasonably be expected to have, either individually or in the aggregate, a Buyer Material Adverse Effect, each of Buyer and its Subsidiaries have properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable state and federal law and regulation and common law. None of Buyer, any of its Subsidiaries, or any director, officer or employee of Buyer or any of its Subsidiaries, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account that would reasonably be expected to have, either individually or in the aggregate, a Buyer Material Adverse Effect and, except as would not reasonably be expected to have, either individually or in the aggregate, a Buyer Material Adverse Effect, the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

      SECTION 5.08.     Litigation. There are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of Buyer, threatened against Buyer or any of its Subsidiaries or Affiliates, or (ii) litigations, arbitrations, investigations or other proceedings, or injunctions or final judgments relating thereto, pending or, to the knowledge of the officers of Buyer, threatened against Buyer or any of its Subsidiaries or Affiliates before any Governmental Authority, including, without limitation, the Federal Reserve Board, the OCC or the FDIC, except in the case of either clause (i) or (ii), for those that would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect. None of Buyer, any of its Subsidiaries or any of its Affiliates is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any Governmental Authority which would reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

      SECTION 5.09.     Finders’ Fees. Except for Goldman Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith, Incorporated and UBS Warburg whose fees will be paid by Buyer, there is no investment banker, broker, finder or other intermediary who might be entitled to any fee or commission from Buyer or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

      SECTION 5.10.     Financing. Buyer has, or will have prior to the Effective Time, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the aggregate Merger Consideration and related fees and expenses.

ARTICLE 6

COVENANTS OF THE COMPANY

      The Company agrees that:

      SECTION 6.01.     Conduct of the Company. Except as set forth in the corresponding section of the Company Disclosure Schedule or otherwise as expressly contemplated hereby, the Company covenants and agrees as to itself and its Subsidiaries that, from the date of this Agreement until the Effective Time (unless Buyer shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed), the business of it and its Subsidiaries shall be conducted in the ordinary course and, to the extent consistent therewith, it and its

Subsidiaries shall use their respective reasonable best efforts to preserve its business organization intact and maintain its existing relations and goodwill with Governmental Authorities, customers, suppliers, distributors, creditors, lessors, employees and business associates and keep available the services of the present employees and agents of the Company and its Subsidiaries. Without limiting the generality of the foregoing and in furtherance thereof, from the date of this Agreement until the Effective Time, the Company will not and will not permit its Subsidiaries to (unless Buyer shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed):

      (a) other than in the ordinary course of business consistent with past practice, issue any debt securities or otherwise incur, create or assume any indebtedness for borrowed money, including Federal Home Loan Bank borrowings (other than (i) short-term indebtedness incurred to support asset growth, to support deposit flows or to refinance short-term indebtedness and (ii) indebtedness of the Company or any of its wholly owned Subsidiaries to the Company or any of its wholly owned Subsidiaries) or modify any of the terms of such outstanding indebtedness, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, or make any loans, advances or renewals thereof in excess of $250,000,000;

      (b) (i) adjust, split, combine or reclassify any shares of its capital stock, (ii) make, declare or pay any dividend or make any other distribution on, whether payable in cash, stock, property or otherwise or (iii) directly or indirectly redeem, purchase or otherwise acquire for consideration, any shares of its capital stock or any securities or obligations convertible into (whether currently convertible or only convertible after the passage of time or the occurrence of certain events) or exchangeable for any shares of its capital stock except the acquisition of trading account shares and Trust Shares in the ordinary course of business and consistent with past practices. Notwithstanding the foregoing, the Company shall be entitled to (x) declare and pay a regular quarterly cash dividend on the Company Common Stock at a rate not in excess of $0.29 per share per quarter with usual record and payment dates for such dividends in accordance with the Company’s past dividend practices, (y) permit direct or indirect Subsidiaries to declare and pay dividends to the Company or any of its direct or indirect wholly owned Subsidiaries, and (z) accept shares of Company Common Stock as payment of the exercise price of stock options or for withholding taxes incurred in connection with the exercise of Company Options or the vesting or satisfaction of Company Units in accordance with past practice and the terms of the applicable award documents or Company Equity Compensation Plans;

      (c) issue or sell any shares of capital stock or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, except (x) the issuance of capital stock upon the exercise or settlement of stock options or other equity rights or obligations under the terms of the applicable Company Option Plan or Company benefit plan in effect on the date hereof, (y) issuances by a wholly owned Subsidiary of the Company of its capital stock to its parent or to another wholly owned direct or indirect Subsidiary of the Company and (z) pursuant to the Rights Agreement or any renewal or replacement thereof;

      (d) sell, transfer, lease, assign, mortgage, encumber or otherwise dispose of any of its properties or assets that are material to the Company and its Subsidiaries, taken as a whole, to any Person other than a direct or indirect wholly owned Subsidiary (so long as no resulting internal reorganization or consolidation involving existing Subsidiaries would present a material risk to or any material delay in the receipt of all regulatory approvals required pursuant to Section 9.01(c)) or cancel, release or assign any indebtedness to any such Person that is material to the Company and its Subsidiaries, taken as a whole, or any claims held by any such Person that are material to the Company and its Subsidiaries, taken as a whole, except in each case, contemplated by this clause (d) in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement;

      (e) except for transactions in the ordinary course of business consistent with past practice, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other Person other than a wholly owned direct or indirect Subsidiary of the Company; provided, however, that the terms of this Section 6.01(e) shall not apply to the Company’s investment securities portfolio or gap position, each of which is expressly covered by Section 6.01(j);

      (f) except for transactions in the ordinary course of business consistent with past practice, enter into, terminate or renew, or make any material change or amendment to, any Material Contract;

      (g) (i) adopt, amend, renew or terminate any plan or policy or any agreement or arrangement between the Company or any of its Subsidiaries and one or more of its current or former employees, directors and independent contractors (including any collective bargaining, bonus, profit-sharing, equity or equity-based compensation, retirement, deferred compensation, severance or other plan, policy, agreement or arrangement), (ii) enter into, modify or renew any employment, consultancy, deferred compensation, severance, retirement or other similar agreement or arrangement with any employee, director or independent contractor of the Company or any of its Subsidiaries, (iii) pay any bonus to any of its employees, (iv) increase in any manner the compensation or fringe benefits of any employees, directors or independent contractors of the Company or its Subsidiaries or make any retirement-related payment not required by any existing plan, policy, agreement or arrangement to any such employees, directors or independent contractors or become a party to, amend or commit itself to any retirement, profit-sharing or welfare benefit plan, policy, agreement or arrangement, (v) grant any equity or equity-based compensation or (vi) make any commitment to take any action described in clauses (i) through (v) above, other than (A) in the ordinary course of business, (B) as may be required by applicable law, including as a condition of continued tax qualification or (C) as expressly contemplated by Section 7.03 (including Section 7.03 of the Company Disclosure Schedule referenced therein);

      (h) settle or compromise any material pending or threatened claim, action or proceeding, except in the ordinary course of business consistent with past practice, against the Company or any of its Subsidiaries or which relates to this Agreement, the Merger or any of the other transactions contemplated hereby;

      (i) amend its Certificate of Incorporation or other governance documents, or adopt any resolution granting dissenters’ rights or permit any Subsidiary to enter into a plan of consolidation, merger or reorganization with any Person other than a wholly owned Subsidiary of the Company;

      (j) other than in the ordinary course of business consistent with past practice and after consultation with Buyer, restructure or materially change its investment securities portfolio, its hedging strategy or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported or materially increase the credit risk associated with its market making activities;

      (k) enter into any new line of business that is material to the Company and its Subsidiaries, taken as a whole;

      (l) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith, other than in the ordinary course of business consistent with past practice;

      (m) make any individual extension of credit (including pursuant to equipment leases), other than to an executive officer or director of the Company, in excess of $15,000,000;

      (n) implement or adopt any change to its financial accounting methods, principles or practices, other than changes required by applicable law or GAAP or regulatory accounting as concurred in by the Company’s independent accountants where Buyer has been notified in advance of such changes;

      (o) knowingly commit any act or omission which constitutes a material breach or default by the Company or any of its Subsidiaries under any agreement with any Governmental Authority;

      (p) take any action that is intended or reasonably expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article 9 not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

      (q) (with respect to the Company only) amend, or redeem the rights issued under, the Rights Agreement or otherwise take any action to exempt any Person (other than Buyer or its Affiliates) or any action taken by any Person (other than Buyer and its Affiliates) from the Rights Agreement or any state takeover statute or similarly restrictive provisions of its organizational documents;

      (r) take any action that would materially impede or delay the ability of the parties to obtain any necessary approvals of any Governmental Authority required for the transactions contemplated hereby;

      (s) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, restructuring, recapitalization or reorganization;

      (t) other than in the ordinary course of business consistent with past practice: (A) make or change any material Tax election, (B) adopt or change any material method of tax accounting, (C) file any materially amended material Tax Return or material claim for a Tax refund, (D) enter into any material closing agreement, or (E) settle or compromise any material Tax claim or Tax liability, in each case, except as required by applicable law; and

      (u) agree to, or make any commitment to, take or authorize, any of the foregoing.

      SECTION 6.02.     Stockholder Meeting; Proxy Material. The Company shall cause a meeting of its stockholders (the “Company Stockholder Meeting”) to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger. Subject to Section 6.04(b), the Board of Directors of the Company shall recommend approval and adoption of this Agreement and the Merger by the Company’s stockholders. In connection with such meeting, the Company shall (i) as promptly as practicable prepare and file with the SEC, use its reasonable best efforts to have cleared by the SEC and thereafter mail to its stockholders as promptly as practicable the Company Proxy Statement and all other proxy materials for such meeting, (ii) use its reasonable best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby and (iii) otherwise comply with all legal requirements applicable to such meeting.

      SECTION 6.03.     Access to Information. From the date hereof until the Effective Time and subject to applicable law and the Confidentiality Agreement dated as of April 18, 2004, as amended, between the Company and Buyer (the “Confidentiality Agreement”), the Company shall, and shall cause its Subsidiaries to, (i) upon reasonable notice, give to Buyer and its Representatives, access to the offices, properties, contracts, commitments, books and records of the Company and its Subsidiaries, (ii) furnish to Buyer and its Representatives such financial and operating data and other information regarding the Company and its Subsidiaries as such Persons may reasonably request, (iii) furnish to Buyer and its Representatives a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents which the Company is not permitted to disclose under applicable law) and make available each periodic report to the Company’s senior management, (iv) upon reasonable notice, make available members of the Company’s senior management and other employees, (v) instruct its Representatives and the Representatives of its Subsidiaries to cooperate with Buyer in its investigation and (vi) provide to Buyer copies of the materials provided to its credit committee in respect of all extensions of credit in excess of $10 million on or about the date such materials are provided to such committee. Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of the Company’s customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement, provided that, throughout the period prior to the Effective Time, the Company shall use its reasonable best efforts to obtain waivers from Persons who are parties to such agreements in order for Buyer to be provided reasonable access to such agreements. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company hereunder.

      SECTION 6.04.     Acquisition Proposals. (a) The Company agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall cause its and its Subsidiaries’ employees, agents and representatives (including any investment banker, attorney or accountant (“Representatives”) retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit or knowingly encourage or facilitate any inquiries or the making of any proposal or offer with respect to (a) a merger, reorganization, share exchange, consolidation or similar transaction involving the Company, (b) any purchase of an equity interest representing an amount equal to or greater than a 20% voting or economic interest in the Company or (c) any purchase of assets, securities or ownership interests representing an amount equal to or greater than 20% of the consolidated assets of the Company and its Subsidiaries taken as a whole (any such proposal or offer being hereinafter referred to as an “Acquisition Proposal”).

      (b) The Company further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall cause its and its Subsidiaries’ employees, agents and Representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise knowingly encourage or facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or its Board of Directors from:

(i) complying with its disclosure obligations under Sections 14d-9 and 14e-2 of the 1934 Act with regard to an Acquisition Proposal; provided, however, that, if such disclosure has the effect of withdrawing, modifying or qualifying the recommendation to the Company’s stockholders referred to in Section 6.02 hereof in a manner adverse to Buyer or the approval of this Agreement by the Board of Directors of the Company, Buyer shall have the right to terminate this Agreement to the extent set forth in Section 10.01(c)(i) of this Agreement; and

(ii) at any time prior to, but not after, the time this Agreement is adopted by the stockholders of the Company, (A) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal, if the Board of Directors of the Company receives from the Person so requesting such information an executed confidentiality agreement (other than standstill provisions) on customary terms; (B) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal if the Board of Directors of the Company receives from such Person an executed confidentiality agreement (other than standstill provisions) on customary terms; or (C) recommending such an unsolicited bona fide written Acquisition Proposal to the stockholders of the Company, if and only to the extent that, (x) in each such case referred to in clause (A), (B) or (C) above, the Board of Directors of the Company determines in good faith after consultation with outside legal counsel that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law, (y) in each case referred to in clause (B) or (C) above, the Board of Directors of the Company determines in good faith (after consultation with its financial advisor and outside counsel) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal, the likelihood of obtaining financing, and the Person making the proposal, and if consummated, would result in a transaction more favorable to the Company’s stockholders from a financial point of view than the transaction contemplated by this Agreement taking into account any change in proposal proposed by Buyer; and (z) in the case of clause (C), Buyer shall have had written notice of the Company’s intention to take the action referred to in clause (C) at least three business days prior to the taking of such action by the Company; provided, that any more favorable Acquisition Proposal referred to in clause (B) or (C) above must involve 50% rather than the 20% used in the definition of Acquisition Proposal. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal.

      (c) The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in Section 6.04(a) of the obligations undertaken in this Section 6.04. The Company agrees that it will notify Buyer promptly, but in any event within 48 hours if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, it or any of its Representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep Buyer informed on a current basis, and, in any event, within 48 hours of any changes in the status and terms of any such proposals or offers, including whether any such proposal has been withdrawn or rejected. The Company also agrees to provide any information to Buyer that it is providing to another Person pursuant to this Section 6.04 at substantially the same time it provides it to such other Person and that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of a transaction with the

Company to return all confidential information furnished prior to the execution of this Agreement to or for the benefit of such Person by or on behalf of it or any of its Subsidiaries. The Company agrees promptly, but in any event, within five days after the date of this Agreement, to request the return or destruction of all information and materials provided prior to the date of this Agreement by it, its Affiliates or their respective Representatives with respect to the consideration or making of any Acquisition Proposal.

      (d) Notwithstanding anything herein that may be deemed to be to the contrary, nothing contained in this Section 6.04 shall relieve the Company of its obligation to call and hold the Company Stockholder Meeting, and hold a vote of its stockholders, pursuant to Section 6.02.

      SECTION 6.05.     Transition Committee. In order to facilitate the planning for the integration of the operations of the Company and Buyer and their Subsidiaries as promptly as possible following the Effective Time, the Company shall, and shall cause its Subsidiaries to, consult with Buyer on all strategic and operational matters to the extent such consultation is not in violation of applicable laws, including laws regarding the exchange of information and other laws regarding competition, and does not conflict with Section 6.06 of this Agreement. Immediately upon the execution of this Agreement, the Company and Buyer shall establish a transition committee, consisting of three representatives designated by the Company and three representatives designated by Buyer (the “Transition Committee”). During the period from the date of this Agreement to the Effective Time, the Transition Committee will (i) confer on a regular and continued basis regarding the general status of the ongoing operations of the Company and its Subsidiaries, and the status of the development and implementation of a system conversion plan, and (ii) communicate and consult with its members with respect to (x) the manner in which the business of the Company and its Subsidiaries are conducted, (y) branch alignment, and (z) audit and accounting procedures and policies including, without limitation, conforming the Company’s policies regarding loan loss reserve calculation to those of the Buyer and compliance and remedial actions, in each case to the extent consistent with applicable laws, including laws regarding the exchange of information and other laws regarding competition.

      SECTION 6.06.     Control of Other Party’s Business. Nothing contained in this Agreement shall give Buyer, directly or indirectly, the right to control or direct the operations of the Company prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its Subsidiaries’ operations.

      SECTION 6.07.     ALCO Management. Except as otherwise required by applicable law or regulation, the Company and its Subsidiaries agree to manage their assets and liabilities in accordance with Company’s asset and liability management policy as in effect on the date hereof, unless otherwise reasonably agreed by the parties. Neither the Company nor any of its Subsidiaries shall materially amend or modify such policy or policies without express written consent of Buyer, which consent will not be unreasonably withheld or delayed. The Company and Buyer agree to consult on investment and funding programs and policies to be administered by the Company’s Subsidiaries.

      SECTION 6.08.     Branch Incentive Plan; Other Products. The Company agrees that it will consult and reasonably cooperate with Buyer in the development and implementation of policies and programs to incent management and branch staff of the Company and its Subsidiaries and, following the execution and delivery of this Agreement, the Company and Buyer will adopt and implement an incentive plan for management and branch staff of the Company and its Subsidiaries (“Branch Incentive Plan”) on such terms and conditions as may be mutually agreed upon by the Company and Buyer and set forth in the Branch Incentive Plan. The Branch Incentive Plan shall include, as may be mutually agreed upon, among other things, other initiatives designed to incentivize management and branch staff to increase the deposit and customer base of the Company and its Subsidiaries through the period of the system conversion. The parties shall also consult and reasonably cooperate regarding similar matters relating to the Company’s loan production offices. More generally, Buyer and the Company shall consult with each other on the introduction of products and services not currently offered by the Company which Buyer would expect to make available to customers following the Effective Time; provided that nothing herein shall obligate the Company to offer any such products or services prior to the Effective Time.

      SECTION 6.09.     Charitable Contributions. At least two days prior to the Effective Time, the Company shall contribute to a newly-established subaccount of Buyer’s existing charitable foundation (the “Buyer’s

Foundation”) established for the benefit of the markets served by the Company, an amount equal to $40,000,000 (the “Contribution Amount”); provided that, each non-executive director of the Company (a “Non-Executive Director”) shall be entitled to direct a portion of the Contribution Amount equal to $180,000, such donation to be made by the Buyer’s Foundation in the name of such Non-Executive Director, to a charitable organization or tax-exempt entity under Section 501(c)(3) of the Code (reasonably satisfactory to the Buyer’s Foundation) located in a market served by the Company. Buyer agrees that if the Merger is not consummated for any reason, Buyer shall reimburse the Company for such amounts previously contributed by the Company to such charitable foundation within two Business Days of termination.

ARTICLE 7

COVENANTS OF BUYER

      Buyer agrees that:

      SECTION 7.01.     Obligations of Merger Subsidiary. Buyer shall take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

      SECTION 7.02.     Director and Officer Liability. Buyer shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:

      (a) From and after the Effective Time, the Surviving Corporation shall, any Buyer shall cause the Surviving Corporation to, indemnify and hold harmless the present and former officers and directors of the Company and any of its Subsidiaries (each an “Indemnified Person”) against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, based in whole or in part on or arising in whole or in part out of the fact that such Indemnified Person is or was such a director or officer, and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or prior to the Effective Time, whether asserted or claimed prior to, or at or after, the Effective Time (including matters, acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby) to the fullest extent permitted by Delaware Law or any other applicable laws or provided under the Company’s certificate of incorporation and bylaws in effect on the date hereof (including the advancement of expenses); provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

      (b) For a period of six years after the Effective Time, the Surviving Corporation shall, and Buyer shall cause the Surviving Corporation to, provide officers’ and directors’ liability insurance in respect of actual or alleged acts or omissions occurring prior to the Effective Time covering each such Indemnified Person currently covered by the Company’s officers’ and directors’ liability insurance policy on terms with respect to coverage and amount and conditions no less favorable than those of such policy in effect on the date hereof; provided that, in satisfying its obligation under this Section 7.02(b), the Surviving Corporation shall not be obligated to pay annual premiums in excess of 250% of the amount per annum the Company paid in its last full fiscal year, which amount the Company has disclosed to Buyer prior to the date hereof (such 250% amount, the “Maximum Annual Premium”); provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium. In addition, the Company may (after consultation with Buyer) purchase a six-year “tail” prepaid policy prior to the Effective Time on terms and conditions no less advantageous to the Indemnified Persons than the existing directors’ and officers’ liability insurance maintained by the Company; provided, that the aggregate amount paid by the Company shall not exceed the Maximum Annual Premium. If such “tail” prepaid policies have been obtained by the Company prior to the Closing, the Surviving Corporation shall, and Buyer shall cause the Surviving Corporation to, maintain such policies in full force and effect, and continue to honor the respective obligations thereunder, and all other obligations under this Section 7.02(b) shall terminate.

      (c) If Buyer, the Surviving Corporation or any of its successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Buyer or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.02.

      (d) The rights of each Indemnified Person under this Section 7.02 shall be in addition to any rights such Person may have under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, or under Delaware Law or any other applicable laws or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person and his or her heirs and representatives.

      SECTION 7.03.     Benefit Plans. (a) From the Effective Time through December 31, 2004 (the “Benefits Transition Date”), Buyer shall, or shall cause the Surviving Corporation to, provide the employees of the Company and its Subsidiaries as of the Effective Time (the “Covered Employees”) with employee benefits and compensation plans, programs and arrangements that are substantially similar, in the aggregate, to the employee benefits and compensation plans, programs and arrangements (other than any Company Equity Compensation Plans) provided by the Company or its Subsidiaries, as the case may be, to such employees immediately prior to the Effective Time. From and after the Benefits Transition Date, Buyer shall, or shall cause the Surviving Corporation to, provide the Covered Employees with employee benefits and compensation plans, programs and arrangements that are equivalent to those provided to similarly situated employees of Buyer and its other Subsidiaries. Notwithstanding the foregoing:

(i) from and after the Benefits Transition Date, Buyer shall be required to cause the Surviving Corporation to provide the Covered Employees who meet the age and service requirements under the Buyer Pension Plan (taking into account for these purposes service with the Company or any of its Subsidiaries (or their predecessor entities)) with benefits under such plan in accordance with the benefits formula as in effect for employees hired after December 31, 2003 only if, prior to the Benefits Transition Date, Buyer has not announced to employees of Buyer and its other Subsidiaries Buyer’s intention to terminate or freeze such plan;

(ii) from and after the Effective Time, Buyer’s obligation under the first two sentences of this Section 7.03(a) with respect to retiree medical care shall be satisfied by maintaining (or causing the Surviving Corporation to maintain) a retiree medical plan for the benefit of current and former employees of the Company and its Subsidiaries that is no less favorable than the retiree medical plan in effect at the Company, as described in Section 7.03 of the Company Disclosure Schedule; and

(iii) a Covered Employee who is terminated without cause (definition to be mutually agreed to between the Company and Buyer prior to the Effective Time) during the period commencing at the Effective Time and ending on the first anniversary thereof shall be entitled to receive the severance payments and benefits under the severance arrangement described in Section 7.03 of the Company Disclosure Schedule (without amendment during such one-year period following the Effective Time), subject to his or her execution of a general release mutually agreed to by the Company and Buyer and the expiration of any attorney consultation, revocation or similar period required by applicable law.

      (b) From and after the Effective Time, Buyer shall, or shall cause the Surviving Corporation to, (i) provide all Covered Employees with service credit for purposes of eligibility, participation, vesting and levels of benefits (but not for benefit accruals under any defined benefit pension plan), under any employee benefit or compensation plan, program or arrangement adopted, maintained or contributed to by Buyer or the Surviving Corporation in which Covered Employees are eligible to participate (subject to the last sentence of Section 7.03(a)), for all periods of employment with the Company or any of its Subsidiaries (or their predecessor entities) prior to the Effective Time and with the Surviving Corporation and any of its Affiliates on and after the Effective Time, (ii) cause any pre-existing conditions or limitations, eligibility waiting periods or required physical examinations under any welfare benefit plans of Buyer or the Surviving Corporation to be waived with respect to the Covered Employees and their eligible dependents, to the extent waived under the corresponding plan in which the applicable Covered Employee participated immediately prior to the Effective Time or Benefits Transition Date, as applicable, and (iii) give the Covered Employees and their eligible dependents credit for the plan year in which the Effective Time (or commencement of participation in a plan of Buyer or the Surviving Corporation) occurs towards applicable deductibles and annual out-of-pocket limits for expenses incurred prior to the Effective Time (or the date of commencement of participation in a plan of Buyer or the Surviving Corporation).

      (c) From and after the Effective Time, Buyer shall, or shall cause the Surviving Corporation to, honor all accrued and vested benefit obligations to and contractual rights of current and former employees, directors or independent contractors of the Company and its Subsidiaries to the extent disclosed in Section 4.18(a) of the Company Disclosure Schedule. From and after the Effective Time, Buyer shall, or shall cause the Surviving Corporation to, take all necessary action to effectuate the obligations set forth in Section 7.03 of the Company Disclosure Schedule.

      SECTION 7.04.     Conduct of Buyer and Merger Subsidiary. Buyer and Merger Subsidiary, from the date of this Agreement until the Effective Time, will not and will not permit its Subsidiaries to (unless the Company shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed):

      (a) take any action that is intended or reasonably expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article 9 not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

      (b) take any action that would materially impede or delay the ability of the parties to obtain any necessary approvals of any Governmental Authority required for the transactions contemplated hereby; and

      (c) agree to, or make any commitment to, take or authorize, any of the foregoing.

ARTICLE 8

COVENANTS OF BUYER AND THE COMPANY

      The parties hereto agree that:

      SECTION 8.01.     Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, the Company and Buyer shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement, including (i) preparing and filing as promptly as practicable with any Governmental Authority or other third party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other third party that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement. The Company and Buyer shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company and Buyer, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Authority as contemplated by clauses (i) and (ii) of the immediately preceding sentence in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties shall act reasonably and as promptly as practicable.

      (b) In furtherance and not in limitation of the foregoing, (i) each of Buyer and the Company shall make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby that are not exempt from such filing pursuant to Sections 18a(c)(7) and 18a(c)(8) of the HSR Act as promptly as practicable and in any event within 10 Business Days of the date hereof and (ii) Buyer shall use its reasonable best efforts to make or file within 30 days of the date hereof the Regulatory Applications and all other applications, notices, requests for authorization or other documents with the appropriate federal or state bank regulatory authorities necessary to consummate the Merger and the other transactions contemplated by this Agreement and, in each case, Buyer and/or the Company, as the case may be, shall supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act or in connection with any Regulatory Applications or other applications or notices made pursuant to clause (ii) and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act or in connection with any Regulatory Applications or other applications or notices made pursuant to clause (ii) as soon as practicable.

      SECTION 8.02.     Preparation of Company Proxy Statement. (a) The Company and Buyer shall cooperate with one another (i) in connection with the preparation of the Company Proxy Statement, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

      (b) Buyer and its counsel shall be given a reasonable opportunity to review and comment on the Company Proxy Statement before such document (or any amendment thereto) is filed with the SEC, and reasonable and good faith consideration shall be given to any comments made by such party and its counsel. The Company shall provide Buyer and its counsel with (i) any comments or other communications, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Company Proxy Statement promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to participate in the response to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating in any discussions or meetings with the SEC.

      SECTION 8.03.     Public Announcements. Buyer and the Company shall consult with each other before issuing any press release, making any other public statement or scheduling any press conference or conference call with investors or analysts with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law, order of a court of competent jurisdiction or any listing agreement with or rule of any national securities exchange or association, shall not issue any such press release, make any such other public statement or schedule any such press conference or conference call before such consultation.

      SECTION 8.04.     Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

      SECTION 8.05.     Notices of Certain Events. Each of the Company and Buyer shall promptly notify the other of:

      (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

      (b) any material notice or other material communication from any court, administrative agency or commission or other Governmental Authority, whether domestic, foreign or supranational, in connection with the transactions contemplated by this Agreement; and

      (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Sections 4.09, 4.10, 4.11, 4.13, 4.16, 4.17, 4.18, 4.19, 4.21, 5.07 or 5.08, as the case may be, or that relate to the consummation of the transactions contemplated by this Agreement;

provided that, any failure to comply with this Section 8.05 shall not constitute the failure of any condition set forth in Article 9 to be satisfied unless the underlying matter would independently result in the failure of a condition set forth in Article 9 to be satisfied.

ARTICLE 9

CONDITIONS TO THE MERGER

      SECTION 9.01.     Conditions to Obligations of Each Party. The obligations of the Company, Buyer and Merger Subsidiary to consummate the Merger are subject to the satisfaction or waiver on or prior to Closing of the following conditions:

      (a) this Agreement shall have been approved and adopted by the stockholders of the Company in accordance with Delaware Law;

      (b) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger; and

      (c) (i) the Federal Reserve Board shall have approved Buyer’s Section 3 application to approve the Merger and all other Regulatory Applications required to complete the Merger shall have been made and the related consents and approvals necessary to complete the Merger received and (ii) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated.

      SECTION 9.02.     Conditions to the Obligations of Buyer and Merger Subsidiary. The obligations of Buyer and Merger Subsidiary to consummate the Merger are subject to the satisfaction or waiver on or prior to Closing of the following further conditions:

      (a)(i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true at and as of the Effective Time as if made at and as of such time except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date and, in each case, except for breaches with respect to all representations and warranties that have not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (it being agreed that, for purposes of this Section 9.02(a)(ii), the representations and warranties of the Company contained in this Agreement shall be deemed to have been made without any qualifications as to materiality and, accordingly, references to “material”, “Company Material Adverse Effect”, “in all material respects” and similar qualifications as to materiality shall be deemed to be deleted therefrom) and (iii) Buyer shall have received a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company to the foregoing effect; and

      (b) there shall not have been any action taken, or any statute, rule, regulation order or decree enacted, entered, enforced or deemed applicable to the Merger by any government or Governmental Authority of competent jurisdiction, domestic, foreign or supranational, making illegal or prohibiting the consummation of the Merger, or otherwise imposing any condition or restriction in connection with the Merger that would reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of Buyer and its Subsidiaries, taken as a whole, after the Effective Time.

      SECTION 9.03.     Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver on or prior to Closing of the following conditions: each of Buyer and Merger Subsidiary shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, the representations and warranties of Buyer contained in this Agreement and in any certificate or other writing delivered by Buyer pursuant hereto shall be true in all material respects at and as of the Effective Time as if made at and as of such time except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date and the Company shall have received a certificate signed by an officer of Buyer to the foregoing effect.

ARTICLE 10

TERMINATION

      SECTION 10.01.     Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

      (a) by mutual written agreement of the Company and Buyer; or

      (b) by either the Company or Buyer, if:

(i) the Merger has not been consummated on or before May 1, 2005 (the “End Date”); provided that the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement shall have proximately contributed to the occurrence of the failure of the Merger to be consummated by such time;

(ii)(A) there shall be any United States law or regulation that makes consummation of the Merger illegal or otherwise prohibited, (B) any judgment, injunction, order or decree of any court or Governmental Authority having competent jurisdiction enjoining the Company or Buyer from consummating the Merger is entered and such judgment, injunction, decree or order shall have become final and nonappealable or (C) any Governmental Authority that must approve a Regulatory Application required to complete the Merger has denied approval of the Merger and such denial has become final and nonappealable; provided that the right to terminate this Agreement pursuant to this Section 10.01(b)(ii) shall not be available to any party whose breach of any provision of this Agreement shall have proximately contributed to the entering of such judgment, injunction, order or decree; or

(iii) this Agreement shall not have been approved and adopted in accordance with Delaware Law by the Company’s stockholders at the Company Stockholder Meeting (or any adjournment thereof) following the vote of such stockholders thereat; or

      (c) by Buyer, if:

(i) at any time prior to the adoption and approval of this Agreement by the Company’s stockholders, the Board of Directors of the Company shall have (A) failed to make or withdrawn, or modified in a manner adverse to Buyer, its approval or recommendation of this Agreement or the Merger, (B) approved, recommended or endorsed any Acquisition Proposal or (C) materially breached its obligations to call the Company Stockholder Meeting or hold the vote of the Company’s stockholders, in each case, in accordance with Section 6.02; or

(ii) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.02(a) not to be satisfied, and such condition is incapable of being satisfied by the End Date; or

      (d) by the Company, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Buyer or Merger Subsidiary set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.03 not to be satisfied, and such condition is incapable of being satisfied by the End Date.

The party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give notice of such termination to the other party.

      SECTION 10.02.     Effect of Termination. If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto; provided that, if such termination shall result from the willful (i) failure of either party to fulfill a condition to the performance of the obligations of the other party or (ii) failure of either party to perform a covenant hereof, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such failure. The provisions of this Section 10.02 and Sections 11.04, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10 and 11.11 shall survive any termination hereof pursuant to Section 10.01.

ARTICLE 11

MISCELLANEOUS

      SECTION 11.01.     Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

     if to Buyer or Merger Subsidiary, to:

Citizens Financial Group, Inc.

One Citizens Plaza
Providence, Rhode Island 02903-1339

Attention:	Lawrence K. Fish,
Chairman, President and Chief Executive Officer
          Facsimile No.: (401) 455-5921

     with a copy to:

Citizens Financial Group, Inc.

28 State Street
Boston, Massachusetts 02109

Attention:	Joel J. Brickman
Senior Vice President, Secretary and General Counsel
          Facsimile No.: (617) 725-5620

     and a copy to:

The Royal Bank of Scotland Group PLC

42 St. Andrew Square
Edinburgh, Scotland
EH2 2YE
Attention: Company Secretary
Facsimile No.: +44-(0)131-557-6140

     and a copy to:

Davis Polk & Wardwell

450 Lexington Avenue
New York, New York 10017
Attention: John J. McCarthy, Jr.
Facsimile No.: (212) 450-4899

     and a copy to:

Goodwin Procter LLP

Exchange Place
Boston, Massachusetts 02109
Attention: Regina M. Pisa
Attention: Gregory J. Lyons
Facsimile No.: (617) 523-1231

     if to the Company, to:

Charter One Financial, Inc.

Charter One Bank Building
1215 Superior Avenue
Cleveland, Ohio 44114
Attention: Robert J. Vana
Chief Corporate Counsel
Facsimile No.: (216) 566-1465

     with a copy to:

Wachtell, Lipton, Rosen & Katz LLP

51 West 52nd Street
New York, New York 10019
Attention: Edward D. Herlihy
Facsimile No.: (212) 403-2000

     with a copy to:

Silver, Freedman & Taff, L.L.P.

1700 Wisconsin Avenue, N.W.
Washington, District of Columbia 20007
Attention: Barry P. Taff
Facsimile No.: (202) 337-5502

     if to Holdings, to:

The Royal Bank of Scotland Group PLC

42 St. Andrew Square
Edinburgh, Scotland
EH2 2YE
Attention: Company Secretary
Facsimile No.: +44-(0)131-557-6140

     and a copy to:

Davis Polk & Wardwell

450 Lexington Avenue
New York, New York 10017
Attention: John J. McCarthy, Jr.
Facsimile No.: (212) 450-4899

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

      SECTION 11.02.     Survival of Representations and Warranties. The representations, warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time, except for the agreements set forth in Sections 7.02, 7.03, 8.04 and 11.05 through 11.11.

      SECTION 11.03.     Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that, after the adoption of this Agreement by the stockholders of the Company and without their further approval, no such amendment or waiver shall reduce the amount or change the kind of consideration to be received in exchange for the Company Common Stock.

      (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 11.04.     Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

      (b) In the event that after the date hereof, an Acquisition Proposal shall have been publicly made or, after the date hereof, any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal and thereafter this Agreement is terminated by either Buyer or the Company pursuant to Section 10.01(b)(iii) or by Buyer pursuant to Section 10.01(c)(i):

(i) then the Company shall promptly, but in no event later than two Business Days after the date of such termination, pay to Buyer all of the charges and expenses actually incurred by Buyer and its Affiliates in connection with this Agreement and the transactions contemplated by this Agreement up to a maximum amount of $40,000,000 (the “Expenses”) payable by wire transfer of same day funds; and

(ii) if, within 15 months after such termination (A) any Third Party has entered into an agreement (x) to, directly or indirectly, acquire by purchase, merger, consolidation, sale, assignment, lease, transfer or similar business combination, in one transaction or any related series of transactions, 50% or more of the voting power of the outstanding securities of the Company, or ownership or control of 50% or more of the consolidated assets of the Company or (y) with respect to any transaction or series of related transactions after which stockholders of the Company immediately prior to the consummation of such transaction or transactions would cease to own directly or indirectly at least 50% of the voting power of the outstanding securities of the Company (or of another Person that directly or indirectly would own all or substantially all the assets of the Company) immediately following such transaction in the same proportion as they owned prior to the consummation of such transaction, or (B) there has been consummated any such merger, consolidation or similar business combination or any such sale, assignment, lease or transaction between the Company or one of its Subsidiaries and any Third Party, then the Company shall, promptly following such event, but in no event later than two business days after such event, pay Buyer an aggregate termination fee of $500,000,000 (the “Termination Fee”) payable by wire transfer of same day funds.

      (c) Upon the payment of the Termination Fee and the Expenses, the Company shall have no further liabilities or obligations under Section 11.04(b). The Company acknowledges that the agreements contained in Section 11.04(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Buyer would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to Section 11.04(b), and, in order to obtain such payment, Buyer commences a suit that results in a judgment against the Company for the fee set forth in Section 11.04(b) or any portion of such fee, the Company shall pay to Buyer its costs and expenses (including attorneys’ fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made from the date such payment was required to be made through the date of payment.

      SECTION 11.05.     Binding Effect; Benefit; Third Party Beneficiaries; Assignment. (a) The provisions of this Agreement shall be binding upon and, except as provided in Section 7.02, shall inure to the benefit of the parties hereto and their respective successors and assigns. Except with respect to the Indemnified Persons as provided in Section 7.02 or as expressly provided in Section 7.03 of the Company Disclosure Schedule, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

      (b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Buyer or Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of their Affiliates, the right to enter into the transactions contemplated by this Agreement to the extent provided in Section 3.01, but any such transfer or assignment shall not relieve Buyer or Merger Subsidiary of its obligations hereunder.

      SECTION 11.06.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

      SECTION 11.07.     Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.

      SECTION 11.08.     WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      SECTION 11.09.     Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

      SECTION 11.10.     Entire Agreement; Interpretation. (a) This Agreement and the Confidentiality Agreement (the “Transaction Agreements”) constitute the entire agreement between the parties with respect to the subject matter of the Transaction Agreements and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of the Transaction Agreements.

      (b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

      (c) Each party hereto has or may have set forth information in the Company Disclosure Schedule or the Buyer Disclosure Schedule, as the case may be, in a section thereof that corresponds to the section of this Agreement to which it relates. A matter set forth in one section of the Company Disclosure Schedule or the Buyer Disclosure Schedule need not be set forth in any other section of the Company Disclosure Schedule or the Buyer Disclosure Schedule so long as its relevance to such other section of the Company Disclosure Schedule or the Buyer Disclosure Schedule or section of the Agreement is reasonably apparent on the face of the information disclosed therein to the Person to which such disclosure is being made. The fact that any item of information is disclosed in the Company Disclosure Schedule or the Buyer Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement. Such information and the dollar thresholds set forth herein shall not be used as a basis for interpreting the terms “material”, “Company Material Adverse Effect”, “Buyer Material Adverse Effect” or other similar terms in this Agreement.

      SECTION 11.11.     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

      SECTION 11.12.     Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.

      SECTION 11.13.     Liability for Payment of Merger Consideration. (a) Holdings hereby agrees to be jointly and severally liable for the payment of the Merger Consideration on the terms and subject to the conditions specified in this Agreement and any payment obligation arising as a result of a breach of this Agreement prior to the Effective Time by Buyer and Merger Subsidiary.

      (b) Holdings represents and warrants that (i) the execution, delivery and performance by Holdings of this Agreement and the provisions hereof are within the corporate powers of Holdings and have been duly authorized by all necessary corporate action on the part of Holdings, (ii) this Agreement is the valid and binding obligation of Holdings enforceable against Holdings in accordance with its terms, subject to the Bankruptcy and Equity Exception, and (iii) the execution, delivery and performance by Holdings of this Agreement and the performance by Holdings of its obligations hereunder require no action by or in respect of, or filing with, any Governmental Authority, domestic, foreign or supranational, or any consent of any third party other than, with respect to the payment of the Merger Consideration, the actions, filings and consents specified in Sections 4.03 and 4.04.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CHARTER ONE FINANCIAL, INC.

By:	/s/ CHARLES JOHN KOCH

Name: Charles John Koch

Title:	Chairman of the Board,

President and Chief Executive Officer

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ LAWRENCE K. FISH

Name: Lawrence K. Fish

Title:	Chairman, President and

Chief Executive Officer

CARDINAL ACQUISITION CORP.

By:	/s/ LAWRENCE K. FISH

Name: Lawrence K. Fish

Title:	President

THE ROYAL BANK OF SCOTLAND GROUP PLC

By:	/s/ MILLER ROY MCLEAN

Name: Miller Roy McLean

Title:	Group Secretary and General Counsel

Appendix B

LEHMAN BROTHERS

May 4, 2004

The Board of Directors

Charter One Financial, Inc.
1215 Superior Avenue
Cleveland, OH 44114

Members of the Board:

      We understand that Charter One Financial, Inc. (the “Company”) proposes to enter into an agreement with Citizens Financial Group, Inc. (“Citizens”) pursuant to which a wholly owned subsidiary of Citizens (“Merger Sub”) will be merged with and into the Company (the “Proposed Transaction”). We further understand that, upon the effectiveness of such merger, each issued and outstanding share of common stock of the Company will be converted into the right to receive $44.50 per share in cash. The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger, dated as of May 4, 2004 (the “Agreement”), among the Company, Citizens and Merger Sub.

      We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company’s stockholders of the consideration to be offered to such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction or any other transaction.

      In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction; (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003; (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company; (4) the trading history of the Company’s common stock from January 29, 1988 to May 3, 2004 and a comparison of that trading history with the trading history of the S&P 500 index, and the trading history of the Company’s common stock from March 1, 2004 to May 3, 2004 and a comparison of that trading history with the trading history of certain market indices, including the Lehman Brothers’ Regional Bank Index and the Lehman Brothers’ Thrift Index; (5) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant; (6) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant; (7) independent research analysts’ estimates of the future financial performance of the Company published by I/B/E/S; and (8) the results of our efforts to solicit indications of interest from certain third parties with respect to an acquisition of the Company. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

      In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make any information provided by the Company inaccurate or misleading. In arriving at our opinion, upon advice of the Company, we have assumed that the published estimates of third party research analysts are a reasonable basis to evaluate the future financial performance of the Company and that the Company will perform substantially in accordance with such estimates. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. Our opinion

B-1

necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

      Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be offered to the Company’s stockholders in the Proposed Transaction is fair to such stockholders.

      We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and the remainder of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have performed various investment banking services for the Company, Citizens and The Royal Bank of Scotland Group plc, the indirect parent of Citizens (“RBS”), in the past and have received customary fees for such services. In the ordinary course of our business, we may actively trade in the securities of the Company, Citizens and RBS for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

      This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

Very truly yours,
LEHMAN BROTHERS

By:

Managing Director

B-2

Appendix C

DELAWARE GENERAL CORPORATION LAW SECTION 262 — APPRAISAL RIGHTS

§ 262. Appraisal rights

      (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

      (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

      (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

      (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

      a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

      b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

      c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

      d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

      (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

      (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

      (d) Appraisal rights shall be perfected as follows:

      (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

      (2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

      (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

      (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

      (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

      (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

      (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

      (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

      (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

      (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

CHARTER ONE FINANCIAL, INC.

SPECIAL MEETING — AUGUST 23, 2004
CONFIDENTIAL VOTING AUTHORIZATION CARD

As a participant in the Charter One Bank Retirement Savings Plan (the “Plan”), I hereby direct the trustee of the Plan in which I participate to vote all shares of Charter One Financial, Inc. common stock allocated or credited to my account under such Plan as of July 1, 2004, in accordance with the instructions on the reverse side of this card, at the special meeting of stockholders to be held on August 23, 2004, or any adjournment or postponement thereof. Please see page 1 of the proxy statement, “How is Charter One common stock held in the Charter One Retirement Savings Plan voted?” for a further description of voting by the trustee.

The undersigned participant acknowledges receipt from Charter One Financial, Inc. prior to the execution of this voting authorization card of the Notice of Special Meeting of Charter One Financial, Inc. to be held on August 23, 2004, and a proxy statement relating to the business to be addressed at the meeting.

Please promptly complete, date, sign and mail the attached card in the enclosed pre-addressed, postage-paid envelope. Do not return your authorization card if you are voting by telephone or the Internet.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

CHARTER ONE FINANCIAL, INC.
C/ O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote by Internet		Vote by Telephone
OR

1. Log on to the Internet and go to http://www.eproxyvote.com/cf		1. Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

X	Please mark votes as in this example.

	FOR	AGAINST	ABSTAIN
1. MERGER AGREEMENT: To approve and adopt the Agreement and Plan of Merger, dated as of May 4, 2004, by and among Charter One Financial, Inc., Citizens Financial Group, Inc., Cardinal Acquisition Corp. and, solely with respect to Article 11 of the Agreement, The Royal Bank of Scotland Group plc, which provides, among other things, for the merger of Cardinal Acquisition Corp. with and into Charter One Financial, Inc.
	FOR	AGAINST	ABSTAIN

2. ADJOURNMENT: To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve and adopt the Agreement and Plan of Merger referenced above.

Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee, officer, partner or guardian, please give full title. If more than one trustee, all should sign.	MARK HERE IF YOU PLAN TO ATTEND THE MEETING

Signature	Date:

Signature	Date:

REVOCABLE PROXY

CHARTER ONE FINANCIAL, INC.
Special Meeting of Stockholders — August 23, 2004

This proxy is being solicited by the Board of Directors of Charter One Financial, Inc. The undersigned hereby appoints the members of the Board of Directors of Charter One Financial, Inc., and its survivors with full power of substitution, and authorizes them to represent and vote, as designated on the reverse side and in accordance with their judgment upon any other matters properly presented at the special meeting, all shares of Charter One Financial, Inc. common stock held of record by the undersigned at the close of business on July 1, 2004, at the special meeting of stockholders to be held on August 23, 2004, and at any and all adjournments or postponements thereof.

The undersigned stockholder acknowledges receipt from Charter One Financial, Inc. prior to the execution of this proxy, of the Notice of Special Meeting of Charter One Financial, Inc. to be held on August 23, 2004, and a proxy statement relating to the business to be addressed at the meeting.

Please promptly complete, date, sign and mail the attached proxy in the enclosed pre-addressed, postage-paid envelope. Do not return your proxy card if you are voting by Telephone or the Internet.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

CHARTER ONE FINANCIAL, INC.
C/ O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote by Internet		Vote by Telephone
OR

1. Log on to the Internet and go to http://www.eproxyvote.com/cf		1. Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

X	Please mark votes as in this example.

This authorization when properly executed and returned to the trustee will be voted as directed or, if no direction is indicated it will be voted “FOR” the proposals listed on this card.

	FOR	AGAINST	ABSTAIN
1. MERGER AGREEMENT: To approve and adopt the Agreement and Plan of Merger, dated as of May 4, 2004, by and among Charter One Financial, Inc., Citizens Financial Group, Inc., Cardinal Acquisition Corp. and, solely with respect to Article 11 of the Agreement, The Royal Bank of Scotland Group plc, which provides, among other things, for the merger of Cardinal Acquisition Corp. with and into Charter One Financial, Inc.
	FOR	AGAINST	ABSTAIN

2. ADJOURNMENT: To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve and adopt the Agreement and Plan of Merger referenced above.

Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee, officer, partner or guardian, please give full title. If more than one trustee, all should sign.	MARK HERE IF YOU PLAN TO ATTEND THE MEETING

Signature	Date:

Signature	Date: